SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                 FORM 8-K/A

                              AMENDMENT NO. 2

                                     TO

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                              ----------------

    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)          MARCH 3, 2000


                      NORTH FORK BANCORPORATION, INC.
------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


        Delaware                        1-10458                  36-3154608
----------------------------    ------------------------   -------------------
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
    OF INCORPORATION)                                      IDENTIFICATION NO.)


               275 BROAD HOLLOW ROAD MELVILLE, NEW YORK 11747
               ----------------------------------------------
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)       (631) 844-1004




        This Current Report on Form 8-K/A amends the Current Report on Form 8-K of North Fork Bancorporation, Inc. (the "Registrant") filed with the Securities and Exchange Commission on March 3, 2000, and amended on March 28, 2000.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

(a)     Financial Statements of the Business Acquired

JSB FINANCIAL, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
December 31, 1999 and 1998  (In Thousands, Except Share and Per Share Amounts)

ASSETS                                                       1999          1998
                                                             ----          ----
Cash and due from banks                                       $17,488      $13,849
Federal funds sold                                             22,000       99,000
                                                         ------------   ----------
        Cash and cash equivalents                              39,488      112,849

Securities available-for-sale, at estimated fair value         78,460       83,592
Securities held-to-maturity, net (estimate fair value
of $120,416 and $208,906, respectively)                       121,801      208,457
Other investments                                              10,833        8,922
Mortgage loans, net                                         1,255,825    1,146,915
Other loans, net                                               18,803       22,744
Premises and equipment, net                                    17,912       18,340
Interest due and accrued                                        8,073        8,773
Other assets                                                   16,845       11,057
                                                         ------------   ----------
        Total Assets                                       $1,568,040   $1,621,649
                                                         ============   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                                                   $1,072,164   $1,124,166
Federal Home Loan Bank of New York ("FHLB-NY") advances        50,000       50,000
Advance payments for real estate taxes and insurance           14,007       13,993
Official bank checks outstanding                               10,642       11,604
Deferred tax liability, net                                    24,908       25,476
Accrued expenses and other liabilities                         15,931       13,934
                                                         ------------   ----------
        Total Liabilities                                   1,187,652    1,239,173
                                                         ------------   ----------

Commitments and Contingencies

STOCKHOLDERS' EQUITY
Preferred stock ($.01 par value, 15,000,000 shares
authorized; none issued)                                           -           --
Common Stock ($.01 par value, 65,000,000 shares authorized;
16,000,000 issued; 9,381,139 and 9,505,923 outstanding,
respectively)                                                     160          160
Additionally pain-in capital                                  171,323      168,663
Retained income, substantially restricted                     348,693      337,474
Common stock held by Benefit Restoration Plan Trust, at
cost (196,823 and 193,723 shares, respectively)                (4,770)      (4,477)
Common stock held in treasury, at cost (6,618,861 and
6,494,077 shares, respectively)                              (173,005)    (160,215)
Accumulated other comprehensive income, net                    37,987       40,871
                                                         ------------   ----------
        Total Stockholders' Equity                            380,388      382,476
                                                         ------------   ----------
        Total Liabilities and Stockholders' Equity         $1,568,040   $1,621,649

See accompanying Notes to Consolidated Financial Statements.




JSB FINANCIAL, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended December 31, 1999, 1998 and 1997
(In Thousands, Except Per Share Amounts)

                                                        1999        1998        1997
                                                        ----        ----        ----
INTEREST INCOME:
  Mortgage loans, net                                   $92,473     $87,149     $74,149
  Debt & equity securities, net                           6,346      11,179      19,584
  Collateralized mortgage obligations ("CMOs") net
  and mortgage backed securities ("MBS"), net             6,539       6,537       8,436
  Other loans, net                                        1,364       1,838       2,070
  Federal funds sold                                      3,055       4,057       3,503
                                                     ----------  ----------  ----------
        Total Interest Income                           109,777     110,760     107,742
                                                     ----------  ----------  ----------

INTEREST EXPENSE:
  Deposits                                               34,174      38,291      39,874
  FHLB advances                                           2,810         185           -
                                                     ----------  ----------  ----------
        Total Interest Expense                           36,984      38,476      39,874
                                                     ----------  ----------  ----------

  Net Interest Income                                    72,793      72,284      67,868
  Provision for Loan Losses                                  13          51         648
                                                     ----------  ----------  ----------
        Net Interest Income After Provision for
        Loan losses                                      72,780      72,233      67,220
                                                     ----------  ----------  ----------

NON-INTEREST INCOME:
  Real estate operations, net                             1,239         714      10,442
  Loan fees and service charges                           3,709       5,859       3,969
  Recovery of prior period expenses and unaccrued
    interest on troubled loans                                -       4,346           -
  Gain on sale of investments, net                            -           -       6,991
  Miscellaneous income, net                                  73       1,982         527
                                                     ----------  ----------  ----------
        Total Non-interest Income                         5,021      12,901      21,929
                                                     ----------  ----------  ----------

NON-INTEREST EXPENSE:
  Compensation and benfits                               15,826      15,843      15,921
  Occupancy and equipment expenses (net of rental
    income of $1,417, $1,283 and $1,287, respectively)    5,470       5,181       5,094
  Federal deposit insurance premiums                        138         142         149
  Other real estate (income) expense, net                  (856)         33         (59)
  Other general and administrative                        6,251       6,259       5,324
                                                     ----------  ----------  ----------
        Total Non-Interest Expense                       26,829      27,458      27,434
                                                     ----------  ----------  ----------

  Income Before Provision for Income Taxes               50,972      57,676      61,715
  Provision for Income Taxes                             21,820      13,288      24,625
                                                     ----------  ----------  ----------

        Net Income                                   $   29,152  $   44,388  $   37,090
                                                     ==========  ==========  ==========

  Basic earnings per common share                    $     3.13  $     4.53  $     3.76
  Diluted earnings per common share                  $     3.06  $     4.41  $     3.64
  Cash dividends per common share                    $     1.80  $     1.60  $     1.40

See accompanying Notes to Consolidated Financial Statements.




JSB FINANCIAL, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Years ended December 31, 1999, 1998 and 1997
(In Thousands, Except Per Share Amounts)

COMMON STOCK (PAR VALUE: $.01)

                                                        1999         1998       1997
                                                        ----         ----       ----
Balance at beginning and end of year                 $      160  $      160  $      160
                                                     ----------  ----------  ----------

ADDITIONAL PAID-IN CAPITAL
Balance at beginning of year                            168,663     165,112     163,500
  Net allocation of common stock for benefit
  Restoration Plan                                          293         278         924
  Tax benefit for stock plans                             2,318       3,222         688
  Issuance of common stock for Directors' compensation       49          51          --
                                                     ----------  ----------  ----------
Balance at end of year                                  171,323     168,663     165,112
                                                     ----------  ----------  ----------

RETAINED INCOME, SUBSTANTIALLY RESTRICTED
Balance at beginning of year                            337,474     311,436     289,588
  Net income                                             29,152      44,388      37,090
  Loss on reinsurance of treasury stock                  (1,086)     (2,634)     (1,437)
  Cash dividends on common stock ($1.80, $1.60,
  $1.40, respectively)                                  (16,847)    (15,716)    (13,805)
                                                     ----------  ----------  ----------
Balance at end of year                                  348,693     337,474     311,436
                                                     ----------  ----------  ----------

COMMON STOCK HELD BY BENEFIT RESTORATION PLAN
  TRUST, AT COST
Balance at beginning of year                             (4,477)     (4,199)     (3,275)
  Common stock acquired                                    (379)       (285)       (934)
  Common stock distributed                                   86           7          10
                                                     ----------  ----------  ----------
Balance at end of year                                   (4,770)     (4,477)     (4,199)
                                                     ----------  ----------  ----------

COMMON STOCK HELD IN TREASURY, AT COST
Balance at beginning of year                           (160,215)   (133,464)   (136,469)
  Common stock reacquired                               (17,995)    (31,466)         --
  Common stock reissued for options exercised             5,163       4,675       3,005
  Common stock reissued for Directors' compensation          42          40          --
                                                     ----------  ----------  ----------
Balance at end of year                                 (173,005)   (160,215)   (133,464)
                                                     ----------  ----------  ----------

ACCUMULATED OTHER COMPREHENSIVE INCOME:
NET UNREALIZED GAIN ON SECURITIES AVAILABLE-FOR-SALE,
  NET OF TAX
Balance at beginning of year                             40,871      28,469      21,795
  Net unrealized (depreciation) appreciation in
     securities available-for-sale, net of
     realized gains included in income of $0, $0,
     $6,991 respectively, and change in deferred
     tax liability of $2,247, $8,947 and $5,371,
     respectively)                                      (2,884)      12,402       6,674
                                                     ----------  ----------  ----------
Balance at end of year                                   37,987      40,871      28,469
                                                     ----------  ----------  ----------
TOTAL STOCKHOLDERS' EQUITY                            $ 380,388   $ 382,476   $ 367,514
                                                     ----------  ----------  ----------

See accompanying Notes to Consolidated Financial Statements.




JSB FINANCIAL, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 1999, 1998 and 1997
(In Thousands)

                                                         1999       1998        1997
                                                         ----       ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                           $   29,152  $   44,388  $   37,090
Adjustments to reconcile net income to net cash
  provided by operating activities:
Provision for loan losses                                    13          51         648
Net gain on sale/redemption of equity securities             --          --      (6,991)
Decrease in deferred loan fees and discounts, net          (439)       (630)       (418)
Accretion of discount less than (in excess of)
  amortization of premium on MBS and CMOs                   143         (46)       (300)
Accretion of discount in excess of amortization
  of premium on debt securities                              (4)        (94)       (337)
Depreciation and amortization of premises and equipment   2,585       2,213       1,891
Mortgage loans originated for sale                         (538)     (4,839)     (1,612)
Proceeds from sale of mortgage loans originated for sale    634       4,821       1,636
Gain on sales of mortgage and other loans, net               (3)        (47)        (35)
Tax benefit for stock plans credited to capital           2,318       3,222         688
Gain on sale of real estate held-for-sale                (1,042)       (691)     (9,992)
Decrease in interest due and accrued                        700         505          32
  (Decrease) increase in official bank checks outstanding  (962)      1,199         761
Other                                                    (2,365)      2,445          (7)
                                                     ----------  ----------  ----------
  Net cash provided by operating activities              30,192      52,497      23,054
                                                     ----------  ----------  ----------


CASH FLOWS FROM INVESTING ACTIVITIES:
Loans originated:
  Mortgage loans                                       (172,367)   (261,201)   (205,174)
  Other loans                                            (9,559)    (15,143)    (21,010)
Purchases of CMOs held-to-maturity                      (50,244)    (57,084)    (55,035)
Purchases of debt securities held-to-maturity and
  securities available-for-sale                        (325,000)   (379,000)   (499,920)
Principal payments on:
  Mortgage loans                                         63,597      85,652      60,833
  Other loans                                            13,338      16,278      19,025
  CMOs                                                   45,886      65,381     106,545
  MBS                                                       875       1,353       1,590
Proceeds from maturities of U.S. Government and
  federal agency securities                             415,000     514,000     555,000
Proceeds from sale of other loans                           151       5,144         681
Purchases of FHLB-NY stock                               (1,911)     (1,277)       (786)
Proceeds from sale/redemption of equity securities           --          --      (7,813)
Purchases of premises and equipment, net of disposals    (2,157)     (3,524)     (2,091)
Proceeds from sales of real estate holdings held-for-
  sale and ORE, net of change in real estate holdings     1,590       3,356      18,375
                                                     ----------  ----------  ----------
Net cash (used) by investing                            (20,801)    (26,065)    (14,154)
                                                     ----------  ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (decrease) increase in deposits                     (52,002)      2,963     (23,190)
Increase in advance payments for real estate taxes
  insurance                                                  14       3,671       2,057
Proceeds upon exercise of common stock options            4,078       2,041       1,568
Cash dividends paid to common stockholders              (16,847)    (15,716)    (13,805)
Payments to repurchase common stock                     (17,995)    (31,466)          -
FHLB-NY advances                                              -      50,000           -
                                                     ----------  ----------  ----------
      Net cash (used) provided by financing activities  (82,752)     11,493     (33,370)
                                                     ----------  ----------  ----------

Net (decrease) increase in cash and cash equivalents    (73,361)     37,925     (24,470)
Cash and cash equivalents at beginning of year          112,849      74,924      99,394
                                                     ----------  ----------  ----------
Cash and cash equivalents at end of year             $   39,488  $  112,849  $   74,924
                                                     ==========  ==========  ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for:
  Interest on deposits                               $   34,209  $   38,333  $   39,881
  Income taxes                                       $   21,786  $    5,825  $   32,036
                                                     ==========  ==========  ==========

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND
FINANCING ACTIVITIES
  Real estate acquired through foreclosure           $      212           -  $      540
                                                     ==========  ==========  ==========
  Transfer of real estate held-for-investment to
  held-for-sale                                               -           -  $    6,145
                                                     ==========  ==========  ==========

Mortgage originated upon sale of real estate from
the held-for-sale portfolio and other real estate             -           -  $       33
                                                     ==========  ==========  ==========


See accompanying Notes to Consolidated Financial Statements.




                     JSB FINANCIAL, INC. AND SUBSIDIARY
                 Notes to Consolidated Financial Statements

NOTE (1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS

        JSB Financial, Inc.(the "Company" or the "Parent") is a unitary savings and loan holding company. The Company holds all of the outstanding common stock of its subsidiary, Jamaica Savings Bank FSB (the "Bank" or the "Subsidiary"). The Company is subject to the financial reporting requirements of the Securities Exchange Act of 1934.

(A)     BASIS OF PRESENTATION

        The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, the Bank, as consolidated with the Bank's wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Reclassifications have been made to prior year financial statements to conform with the 1999 presentation. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities as of the dates of the consolidated statements of financial condition and revenues and expenses for the periods presented. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowances for credit losses.

(B)     CONSOLIDATED STATEMENTS OF CASH FLOWS

        For the purposes of reporting cash flows, the Company considers all short-term investments with a maturity of less than three months from the date of purchase to be cash equivalents.

(C)     SECURITIES

        The Company is required to report debt, readily-marketable equity, and mortgage-backed securities in one of the following categories: (i) "held-to-maturity" (when management has a positive intent and ability to hold to maturity) which are reported at amortized cost; (ii) "trading" (when held for current resale) which are to be reported at estimated fair value, with unrealized gains and losses included in earnings; and (iii) "available-for-sale" (all other debt and equity securities not designated as held-to- maturity or trading) which are reported at estimated fair value, with unrealized gains and losses excluded from earnings and reported, net of tax, as other comprehensive income, a separate component of stockholders' equity. The designation of a security as held-to-maturity or available-for-sale is made at the time of acquisition.

        Discounts on debt securities are accreted to income and premiums are amortized against income over the life of the security, using a method which approximates the level yield method. Gains and losses on the sales of securities, if any, are recognized upon realization, using the specific identification method.

(D)     MORTGAGE AND OTHER LOANS

        Loans are carried at unpaid principal balances net of any deferred loan fees and unearned discounts. Discounts are accreted to income using a method which approximates the level yield method, over the composite average life of the loans. Loan fees received for commitments to make or purchase loans are deferred and accreted into income over the life of the loan using the level yield method.

        Interest is accrued monthly on the outstanding balances of loans. Mortgages 90 days in arrears and/or loans where full collection of principal and interest is questionable are placed on non-accrual status, at which time loan interest due and accrued is reversed against interest income of the current period. A non-accrual loan is restored to accrual status when principal and interest payments are current and full payment of principal and interest is expected. Cash receipts on an impaired loan are applied to principal and interest in accordance with the contractual terms of the loan unless full payment of principal is not expected, in which case both principal and interest payments received are applied against the loan balance. The Bank continues to accrue interest income on non-insured other loans up to 120 days delinquent, beyond which time the loan balance is written off.

        In accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" ("Statement 114"), and the amendment thereof, SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition Disclosures" ("Statement 118"), the Company considers a loan impaired if it is probable that, based upon current information, the Company will be unable to collect all amounts due according to the contractual terms of a loan agreement. Statement 114 does not apply to large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment including the Company's one-to four-family mortgage loans and consumer loans other than those modified in a troubled debt restructure ("TDR"). The Company generally does not consider a loan impaired when the delay in the timing of payments is three months or less or the shortfall in the amount of payments is the lower of $10,000 or 1.0% of the loan amount.

        Loans individually reviewed for impairment by the Company are limited to loans secured by multi-family, underlying cooperative, commercial and construction properties, loans modified in TDRs and selected one-to four-family loans. Examples of measurement techniques utilized by the Company include present value of expected future cash flows, the loan's market price (if one exists) and the estimated fair value of the collateral. Reserves are established against impaired loans in amounts equal to the difference between the recorded investment and either the present value of the cash flows expected to be received, or the fair value of the underlying collateral if foreclosure is deemed probable or if the loan is considered collateral dependent. The Company's impaired loan identification and measurement process is conducted in conjunction with the Company's review of the adequacy of its allowance for loan losses.

        A loan is deemed a TDR by the Company when concessionary modifications to the original contractual terms are made for economic or legal reasons related to the debtor's financial difficulties. Loans modified in a TDR subsequent to the January 1, 1995 adoption of Statement 114 are considered impaired, unless in periods subsequent to restructuring, the loan is performing in accordance with the new terms of the agreement and such terms reflect those that would be offered by the Bank for a new credit. Valuation allowances associated with such impaired loans are measured in accordance with Statement 114 throughout the loan term. Modifications made to loans in TDRs prior to the adoption of Statement 114 that are not considered impaired based on the terms of the restructuring agreement continue to be accounted for under Statement 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings", and are not included in the Company's impaired loan statistics.

        Loans originated for sale are carried at the lower of unpaid principal balance, net of any discounts and deferred fees or estimated fair value, in the aggregate.

(E)     ALLOWANCES FOR LOSSES

        Allowances for losses are estimates which are primarily reactive to actual and anticipated changes in the real estate market, the economy in the Bank's market area and debtors' financial condition. In connection with the determination of allowances, management reviews: loan performance; historical trends; appraisals of real estate held-for-sale, ORE and properties securing significant mortgages; investment ratings for debt and equity securities; and capital and liquidity levels for correspondent banks, on an ongoing basis.

        The allowance for loan losses is available for future charge-offs of loans. The allowance is increased by the provision for loan losses made and recoveries of loans previously charged off and reduced by charge-offs, in whole or in part, of problem loans. The allowance for loan losses is based on analysis of the loan portfolio on a regular basis and reflects an amount which, in management's judgment, is adequate to provide for possible loan losses in the portfolio. In evaluating the portfolio, management considers numerous factors, such as loan growth, prior loss experience, present and potential risks of the loan portfolio and current economic conditions and entails management's review of delinquency reports, loan to value ratios, collateral condition and debt coverage ratios.

        The ultimate collection of the Bank's loan portfolio is affected by economic conditions in the Bank's market area and changes thereto. The Bank's mortgage loans are secured primarily by properties located in the New York-metropolitan area.

        Management believes that the allowances for loan losses as presented in these consolidated financial statements are adequate. Future additions to the allowances could be necessary based on changes in debtors' financial condition, economic conditions or if economic conditions differ from management's previous assessments. Various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses. Such agencies may require the Bank to adjust allowances based on their judgment using information available to them at the time of their examination.

(F)     PREMISES AND EQUIPMENT

        Depreciation is computed on the straight-line method over the estimated useful life of the related assets. Estimated lives are 15 to 60 years for buildings and 5 to 8 years for furniture and fixtures. Amortization for leasehold improvements is computed on the straight-line method over the lesser of the term of the lease or the asset's estimated useful life. Premises and equipment are carried at cost, net of accumulated depreciation.

(G)     REAL ESTATE HELD-FOR-SALE AND ORE

        Real estate held-for-sale is carried at the lower of cost or net fair value. Gains on the sale of real estate, if any, are accounted for using the cost recovery method. Revenues and expenses from the operations are reflected, as incurred, in the Company's operating results.

        Real estate properties acquired through foreclosure, known as ORE, are recorded at the lower of the net unpaid loan balance at the foreclosure date plus related costs, or net fair value. Subsequent valuation adjustments are made if the net fair value decreases below the carrying amount. Gains, if any, on the sale of ORE are accounted for using the cost recovery method.

(H)     INCOME TAXES

        The Company, the Bank and certain of its subsidiary corporations file consolidated tax returns with the federal, state and local taxing authorities. Other subsidiaries file separately, as required.

        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. A valuation allowance is provided for deferred tax assets where realization is not considered "more likely than not". The effect of changes in tax laws or rates on deferred tax assets and liabilities is recognized in the period that includes the enactment date.

(I)     STOCK BASED COMPENSATION

        SFAS No. 123 "Accounting for Stock-Based Compensation" ("Statement 123") permits either the recognition of compensation cost for the estimated fair value of employee stock-based compensation arrangements on the date of grant, or the disclosure in the notes to the financial statements of the pro forma effects on net income and earnings per share, determined as if the fair value-based method had been applied in measuring compensation cost. The Company has adopted the disclosure option and continues to apply Accounting Principles Bulletin Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for its plans.

(J)     EARNINGS PER SHARE

        Basic earnings per share ("EPS") is calculated by dividing net income by the weighted average number of common shares outstanding, with no consideration given to potential outstanding shares. Diluted EPS is calculated using the same method as basic EPS, but reflects the potential dilution that would occur if stock options outstanding were exercised and converted into common stock. Common stock equivalents are computed using the treasury stock method.

(K)     TREASURY STOCK

        Repurchases of common stock are accounted for under the cost method, whereby shares repurchased are recorded in a contra-equity account.

(L)     COMPREHENSIVE INCOME

        Total comprehensive income for the years ended December 31, 1999, 1998 and 1997 was $26,268,000, $56,790,000 and $43,764,000, respectively.

NOTE (2) MERGER WITH NORTH FORK BANCORPORATION, INC.

        On August 16, 1999, the Company announced that, on that day, it had entered into an Agreement and Plan of Merger ("Merger Agreement") in which the Company would merge with and into North Fork Bancorporation, Inc. ("North Fork"). Under the terms of the Merger Agreement, stockholders of JSB Financial were to receive 3.0 shares of North Fork common stock for each share of the Company's common stock.

        Pursuant to the merger agreement and in accordance with the 1996 Stock Option Plan, the Company granted a total of 142,000 stock options to Directors and Senior Officers at various strike prices. The expense associated with these grants has been deferred along with other costs directly attributable to the merger. As such, these options are not reflected in the pro-forma information presented in Note 23.

NOTE (3) REPURCHASES OF COMMON STOCK

        During the years ended December 31, 1999 and 1998, the Company repurchased 326,600 and 620,100 shares of its outstanding common stock at an average price of $55.10 and $50.74 per share, respectively. The Company did not repurchase any shares during 1997. The Company issued 200,160, 204,296 and 136,896 shares of treasury stock for options exercised during 1999, 1998 and 1997, respectively. In addition, the Company issued 1,656 and 1,800 shares of treasury stock pursuant to the Directors' Stock Program during the years ended December 31, 1999 and 1998, respectively. (See Note 24.) There were 6,618,861 and 6,494,077 shares of common stock in the treasury at December 31, 1999 and 1998, respectively.

NOTE (4) SECURITIES

        The following tables set forth information regarding the Company's securities portfolios as of December 31:

                                                         1999
                                                         ----
Securities Available-for-Sale:
-----------------------------
                                                                  Gross Unrealized
                                     Cost        Fair Value      Gains        Losses
                                --------------- ------------- ------------ -----------
                                                    (In Thousands)
                                                ------------- ------------ -----------
Marketable equity securities            $10,869       $78,460      $67,832        $241
                                --------------- ------------- ------------ -----------

Securities Held-to-Maturity:
---------------------------
                                                                  Gross Unrealized
                                Amortized Cost   Fair Value      Gains        Losses
                                --------------- ------------- ------------ -----------
                                                    (In Thousands)
U.S. Government and federal
        agency securities               $20,000       $19,996            -          $4
CMOS, net                               100,005        98,524           10       1,491

MBS:
        GNMA                              1,723         1,818           95           -
        FNMA                                 18            20            2          --
        Freddie Mac                          55            58            3          --
                                --------------- ------------- ------------ -----------
Total MBS, net                            1,796         1,896          100           -
                                --------------- ------------- ------------ -----------
        Total                          $121,801      $120,416         $110      $1,495
                                --------------- ------------- ------------ -----------

                                                         1998
Securities Available-for-Sale:
-----------------------------
                                                                  Gross Unrealized
                                     Cost        Fair Value      Gains        Losses
                                --------------- ------------- ------------ -----------
                                                    (In Thousands)
                                --------------- ------------- ------------ -----------
Marketable equity securities            $10,869       $83,592      $72,746         $23
                                --------------- ------------- ------------ -----------

Securities Held-to-Maturity:
---------------------------
                                                                  Gross Unrealized
                                Amortized Cost   Fair Value      Gains        Losses
                                --------------- ------------- ------------ -----------
                                                    (In Thousands)
U.S. Government and federal
        agency securities              $109,996      $110,026          $38          $8

CMOS, net                                95,790        95,997          310         103

MBS:
        GNMA*                             2,464         2,659          195           -
        FNMA*                                53            57            4           -
        Freddie Mac*                        154           167           13          --
                                --------------- ------------- ------------ -----------
Total MBS, net                            2,671         2,883          212           -
                                --------------- ------------- ------------ -----------
        Total                          $208,457      $208,906         $560        $111
                                --------------- ------------- ------------ -----------

*       Definitions:  GNMA - Government National Mortgage Association; FNMA - Federal
                      National Mortgage Association;
        Freddie Mac - Federal Home Loan Mortgage Corporation




        CMOs represent participating interests in pools of long-term first mortgage loans originated and serviced by the issuers of the securities. All of the CMOs held by the Company consist of First Tranche- Planned Amortization Class Bonds collateralized by FNMA, Freddie Mac or GNMA mortgage-backed securities, which in turn are collateralized by whole loans. MBS represent securities issued by governmental mortgage agencies and are collateralized by mortgage loans.

        There were no sales of securities during 1999 or 1998. During 1997, the Bank sold or redeemed marketable equity securities with a cost of $823,000, realizing gross pre-tax gains of $6,991,000 and no losses.

        Presented in the table below is the contractual maturity distribution for debt securities held-to- maturity at December 31, 1999:

                            Amortized       Estimated
                               Cost         Fair Value
                           ------------   --------------
                                  (In Thousands)

Within 1 year                 $  20,078        $  20,079
After 1 year through 5 years     22,912           22,726
After 5 years through 10 years   78,566           77,347
After 10 years                      245              264
                           ------------   --------------
        Total                $  121,801       $  120,416
                           ------------   --------------

        Actual maturities of CMOs and MBS may differ substantially from the presentation, due to prepayment activity. The table reflects the balance of the entire security in the category in which the final contractual payment is due.

        The Company loans securities to specified brokerage houses. These loaned securities are collateralized at a minimum of 102% of their fair value with government securities and/or cash. To protect the Company's investment, the agreements contain provisions to increase the collateral obtained, should the fair value of the collateral decline or the fair value of the security loaned increase. Upon termination of the agreement, securities loaned are returned to the Company. The following table reflects the carrying value of securities loaned and their estimated fair value and the estimated fair value of the collateral at December 31:

                                           1999            1998
                                       -------------   -------------
                                              (In Thousands)
Amortized cost - Securities loaned      $          -          $9,996
                                       -------------   -------------

Estimated fair value - Securities
 loaned                                 $          -         $10,034
                                       -------------   -------------

Estimated fair value - Collateral       $          -         $10,422
                                       -------------   -------------


NOTE (5)  OTHER INVESTMENTS

Other investments at December 31, 1999 and 1998 were as follows:

                                         1999                        1998
                                         ----                        ----
                                Carrying   Estimated Fair  Carrying   Estimated Fair
                                 Value         Value         Value        Value
                              ------------ -------------- ----------- ---------------
                                                 (In Thousands)

 Investment required by law*     $  10,803      $  10,803    $  8,892        $  8,892
Other stock                             30             30          30              30
                              ------------ -------------- ----------- ---------------
   Total other investments       $  10,833      $  10,833    $  8,922        $  8,922
                              ============ ============== =========== ===============

* The Bank is required to hold shares of the FHLB-NY.


NOTE (6)  LOANS

        Loans are summarized as follows:

                                                  December 31,
                                                  ------------
                                            1999             1998
                                            ----             ----
                                               (In Thousands)
Mortgage loans:
    Multi-family                           $  808,806       $  702,914
    Underlying cooperative*                   313,020          302,494
    One-to four-family                         75,209           75,773
    Commercial                                 65,514           69,001
    Construction                                1,272            5,176
                                       --------------    -------------
        Total mortgage loans                1,263,821        1,155,358
                                       --------------    -------------

Deferred loan fees and unearned
    discounts                                  (2,264)          (2,702)
Allowance for loan losses                      (5,732)          (5,741)
                                       --------------    -------------
    Total mortgage loans, net              $1,255,825       $1,146,915
                                       ==============    =============

Other loans:
    Property improvement                $       8,831     $     10,652
    Loans secured by deposit accounts           7,295            8,166
    Consumer                                    2,470            3,754
    Overdraft loans                               184              202
    Student                                       221              153
                                       --------------    -------------

                                                  December 31,
                                                  ------------
                                            1999              1998
                                            ----              ----
                                                 (In Thousands)
        Total other loans                      19,001           22,927
                                       --------------    -------------
Unearned discounts                                 --               --
Allowance for loan losses                        (198)            (183)
                                       --------------    -------------
    Total other loans, net                 $   18,803      $    22,744
                                       ==============    =============

* Underlying cooperative loans are first liens on cooperative apartment buildings and are senior to loans on the individual units commonly called cooperative share loans.


NOTE (7)  LOAN DELINQUENCIES

    Information regarding loans delinquent 90 days or more at December 31, 1999 and 1998 is summarized as follows:

                                         1999                        1998
                                         ----                        ----
                                  Number      Principal    Number       Principal
                                    of         balance       of          balance
                                  Loans       of loans      loans        of loans
                              -------------- ----------- ----------- ----------------
                                             (Dollars in Thousands)
Delinquent loans:
    Guaranteed*                           14     $   288          10           $  233
    Non-guaranteed                         -           -           5              216
                              -------------- ----------- ----------- ----------------
Total delinquencies over
    90 days                               14     $   288          15           $  449
                              ============== =========== =========== ================
Ratio of loans 90 days                  0.02%                        0.04%
    or more past due to                 -----                        ----
    total gross loans

* These loans are guaranteed by the Federal Housing Administration, the Veterans Administration or the New York State Higher Education Services
    Corporation.

Impaired and Non-accrual loans

    At December 31, 1999, the Bank did not have any impaired mortgage loans. At December 31, 1998, the Bank had one impaired mortgage loan, which comprised total non-accrual loans, with a $213,000 balance and a $27,000 specific valuation allowance. During 1999, the property securing this loan was transferred to ORE. (See Note 13.)

    If all non-accrual loans had been performing in accordance with their original terms, the Company would have recorded interest income, with respect to such loans, of $18,000, $509,000 and $1,180,000 for the years ended December 31, 1999, 1998 and 1997, respectively. This compares to $397,000 of actual payments recorded for 1998 and no interest income recognized with respect to such loans for 1999 and 1997.

    During 1998, a $12,754,000 non-accrual underlying cooperative mortgage loan was satisfied. Upon satisfaction, $4,346,000 comprised of unrecorded interest (which included a recovery of the $1,180,000 for each 1998 and 1997), legal fees and late charges were recovered and included in non-interest income. The average balance of impaired loans for calendar 1999, 1998 and 1997 was $160,000, $5,491,000 and $12,754,000, respectively.


NOTE (8) ALLOWANCE FOR LOAN LOSSES

    Activity in the allowance for loan losses for the years ended December 31, 1999, 1998 and 1997 is summarized as follows:

                                                Mortgage loans
                                                --------------
                                    1999            1998                1997
                                    ----            ----                ----
                                               (In Thousands)
Balance at beginning of period       $5,741           $5,741           $5,176
Provision for loan losses                --               --              600
Loans charged off                        (9)              --              (35)
Recoveries of loans previously
    charged off                          --               --               --
                               ------------    -------------      -----------
Balance at end of period             $5,732           $5,741           $5,741
                               ============    =============      ===========


                                                  Other loans
                                                  -----------
                                    1999             1998                1997
                                    ----             ----                ----
                                                (In Thousands)
Balance at beginning of period         $183              $139             $151
Provision for loan losses                13                51               48
Loans charged off                       (22)              (25)             (72)
Recoveries of loans previously
    charged off                          24                18               12
                               ------------    --------------      -----------
Balance at end of period               $198              $183             $139
                               ============    ================    ===========


NOTE (9)  MORTGAGE LOAN SERVICING

    A summary of principal balances, servicing income and the number of loans serviced for others by the Bank at and for the years ended December 31, 1999, 1998 and 1997 were as follows:

                           1999           1998           1997
                           ----           ----           ----
                                 (Dollars In Thousands)
Principal balances       $   14,823      $   16,509  $   14,467
                       ============  ==============  ==========

Servicing income         $       38      $       40  $       46
                       ============  ==============  ==========

Number of loans                 338             534         906
                       ============  ==============  ==========

    The balance of loans sold with full recourse was $3,957,000 and $4,414,000 at December 31, 1999 and 1998, respectively. The Bank has not sold any loans with recourse since 1985. The Bank sold mortgage loans without recourse during 1999, 1998 and 1997, receiving proceeds of $634,000, $4,821,000 and $1,636,000, respectively. The Bank retained servicing for these loans, which did not result in the recording of any servicing assets.


NOTE (10)  PREMISES AND EQUIPMENT

    Premises and equipment at December 31, 1999 and 1998 consisted of the following:

                                             1999         1998
                                             ----         ----
                                               (In Thousands)

Banking houses and land                       $23,028     $22,253
Furniture, fixtures and equipment              20,906      19,813
Safe deposit vaults                             1,016       1,016
                                          -----------  ----------
                                               44,950      43,082
Less accumulated depreciation and
    amortization                               27,038      24,742
                                          -----------  ----------

Premises and equipment, net                   $17,912     $18,340
                                          ===========  ==========

    Depreciation and amortization expense for the years ended December 31, 1999, 1998 and 1997 was $2,585,000, $2,213,000 and $1,891,000,
respectively.


NOTE (11)  INTEREST DUE AND ACCRUED

    Interest due and accrued at December 31, 1999 and 1998 consisted of the following:

                                             1999         1998
                                             ----         ----
                                               (In Thousands)
U.S. Government and federal agency
    securities                              $     398    $  1,042
CMOs                                              491         489
MBS                                                23          23
Mortgage and other loans                        7,161       7,219
                                          -----------  ----------
Total interest due and accrued                $ 8,073    $  8,773
                                          ===========  ==========


NOTE (12)  REAL ESTATE HELD-FOR-INVESTMENT

    On June 30, 1997, management reclassified all real estate held-for-investment to held-for-sale. The Company has not held any real estate for investment subsequent to this reclassification and accordingly, no results of operations for subsequent periods are presented. A commercial office tower located at 1995 Broadway, New York, was sold in October 1997, subsequent to its reclassification to held-for- sale, resulting in a pre-tax gain of $9,163,000. (See Note 13.)

    The summarized statement of operations for the Bank's wholly-owned subsidiaries that comprised real estate held-for-investment for the year ended December 31, 1997, were as follows:

                                              1997
                                              ----
                                         (In Thousands)

Rental income                                  $1,478
Net interest income                                 2
Other income                                       17
                                          -----------
    Total income                                1,497
                                          -----------

Real estate taxes                                 246
Operating and other expenses                      647
                                          -----------
    Total expenses                                893
                                          -----------
Income from real estate held-for-              $  604
    investment                            ===========


NOTE (13)  REAL ESTATE HELD-FOR-SALE AND ORE

    The following summarizes real estate properties owned by the Bank through its real estate subsidiaries at December 31:

                                             1999         1998
                                             ----         ----
                                               (In Thousands)
Real Estate Held-for-Sale 1:
    Land                                     $    130    $    130
    Buildings                                      49          50
    Other assets/(liabilities), net              (154)        328
                                          -----------  ----------
                                                   25         508
                                          -----------  ----------
ORE:
    Cooperative apartments 2                       --         277
    Condominium apartment                         212          --
                                          -----------  ----------
                                                  212         277
                                          -----------  ----------
Total Real Estate Held-for-Sale and ORE       $   237     $   785
                                          ===========  ==========

1 Several of the Bank's wholly-owned subsidiaries own cooperative apartments in various buildings, which are carried at zero cost and are included in Real Estate Held-for-Sale. At December 31, 1999 and 1998, 118 and 126 such cooperative apartments remained held-for-sale, respectively.

2 During 1999, all of the cooperative apartments that comprised ORE were sold resulting net gains, before tax, of $878,000.


NOTE (14)  REAL ESTATE OPERATIONS, NET

    Results of real estate operations for the years ended December 31, 1998, 1997 and 1996 were as follows:

                                          1999          1998          1997
                                          ----          ----          ----
                                                   (In Thousands)
Income from real estate held-for-
    investment, net (See Note 12.)      $        -   $         -  $        604
                                     -------------  ------------  ------------
Real estate held-for-sale:
    Rental income, net of expenses             197            23          (154)
    Gain on sale 1                           1,042           691         9,992
                                     -------------  ------------  ------------
                                             1,239           714         9,838
                                     -------------  ------------  ------------

    Real estate operations, net             $1,239      $    714     $  10,442
                                     =============  ============  ============

1 Includes gains on the sale of cooperative apartments, owned by various of the Bank's wholly-owned subsidiaries, which are carried at zero cost. The 1997 gains include a $9,163,000 pre-tax gain on the sale of an office tower. (See Note 12.)


NOTE (15)  INCOME TAXES

    The 1999, 1998 and 1997 provisions for income tax were comprised of the following amounts:

                                          1999          1998          1997
                                          ----          ----          ----
                                                   (In Thousands)
Current:
    Federal                                $13,747       $ 8,791       $18,877
    State and local                          6,393         3,597         5,652
                                     -------------  ------------  ------------
                                            20,140        12,388        24,529
                                     -------------  ------------  ------------
Deferred:
    Federal                                  1,160           465            66
    State and local                            520           435            30
                                     -------------  ------------  ------------
                                             1,680           900            96
                                     -------------  ------------  ------------

Provision for income taxes                 $21,820       $13,288       $24,625
                                     =============  ============  ============

    For the years ended December 31, 1999, 1998 and 1997, the Company recognized tax benefits relating to its stock option and other stock benefit plans of $2,318,000, $3,222,000 and $688,000, respectively, which were credited directly to stockholders' equity.

    A reconciliation of the statutory U.S. federal income tax provision and rate, to the actual tax provision and effective rate for the years ended December 31, 1999, 1998 and 1997 were as follows:

                                     1999               1998              1997
                                     ----               ----              ----
                                          % of              % of              % of
                                         Pre Tax           Pre Tax           Pre Tax
                               Amount   Earnings   Amount  Earnings Amount  Earnings
                              --------- ---------  ------- -------- ------  --------
Statutory Federal rate          $17,840     35.00% $20,187   35.00% $21,600    35.00%
Dividends received exclusion       (272)     (.53)    (247)   (.43)    (246)    (.40)
State and local income taxes,
    net of Federal income
    tax benefit                    4,493     8.81    2,621    4.54    3,693     5.98
Benefits realized from realign-
    ment of operating subsidiary     --        --  (10,667) (18.49)      --       --
Other, net                         (241)     (.47)   1,394    2.42     (422)    (.68)
                                   -----     -----   -----    ----     -----   ------

Provision for income taxes      $21,820     42.81% $13,288   23.04% $24,625    39.90%
                              ========= =========  ======= =======  ======= =========

    At December 31, 1999 and 1998, deferred tax assets and liabilities were comprised of the following:

                                                1999          1998
                                                ----          ----
                                                  (In Thousands)
Deferred Tax Assets:
Deferred profits on unsold cooperative shares     $1,297      $ 1,582
Allowance for loan losses                          2,597        2,594
Benefit plan costs                                 5,096        4,684
Loan fees and mortgage discounts                     189          294
Other                                                 96          657
                                             -----------   ----------
    Deferred tax assets                            9,275        9,811
                                             -----------   ----------
Deferred Tax Liabilities:
Securities available-for-sale                    (29,604)     (31,852)
Benefit plan costs                                (4,579)      (3,435)
                                             -----------   ----------
    Deferred tax liabilities                     (34,183)     (35,287)
                                             -----------   ----------
    Deferred tax liability, net                 $(24,908)    $(25,476)
                                             ===========   ==========

    Pursuant to SFAS No. 109 "Accounting for Income Taxes", the Bank is generally not required to provide deferred taxes for the difference between book and tax bad debt expense taken in years prior to, or ending at December 31, 1987, referred to as base year reserves. The Bank did not have any post 1987 tax reserves. The base year reserves of $85,107,000 and supplemental reserve are frozen, not forgiven. These reserves continue to be segregated as they are subject to recapture penalty if one of the following occurs: (a) the Bank's retained earnings represented by this reserve are used for purposes other than to absorb losses on loans, including excess dividends or distributions in liquidation; (b) the Bank redeems its stock; (c) the Bank fails to meet the definition provided by the Code for a Bank. Future changes in the Federal tax law, could of course further affect the status of the base year reserve. (See Note 19.)

    New York State and the City of New York adopted legislation to reform the franchise taxation of thrift reserves for loan losses. The legislation applies to taxable years beginning after December 31, 1995. The legislation, among other things, retained the reserve method for bad debt deductions. The New York State and the City of New York bad debt deduction is no longer predicated on the Federal deduction which is now computed on the direct charge-off method.

NOTE (16)  EARNINGS PER SHARE

    The following is a reconciliation of the denominators of basic and diluted EPS computations for net income. The numerator for calculating both basic and diluted earnings per share for the Company is net income.


                                          For the Year Ended December 31,
                                          1999          1998          1997
                                          ----          ----          ----
                                         (In Thousands, Except EPS Amounts)

Net Income - (Numerator)                   $29,152       $44,388       $37,090

Basic EPS:  (Denominator)
    Weighted Average Shares                  9,322         9,793         9,858

Basic EPS                                    $3.13         $4.53         $3.76
                                     =============  ============  ============

Diluted EPS:  (Denominator)
    Weighted Average Shares                  9,322         9,793         9,858
    Incremental shares-options                 203           281           332
                                     -------------  ------------  ------------
    Weighted Average and
      Incremental Shares                     9,525        10,074        10,190

Diluted EPS                                  $3.06         $4.41         $3.64
                                     =============  ============  ============


NOTES (17) DEPOSITS

    Deposits at December 31, 1999 and 1998 are summarized as follows:

                                     1999                           1998
                         ----------------------------- ------------------------------
                         Stated Rate Amount   Percent  Stated Rate Amount    Percent
                         ----------- -------- -------- ----------- --------  ---------
                                            (Dollars in Thousands)
Balance by interest rate:

    Demand                      -- % $ 40,240     3.75%      -- % $  47,152      4.20%
    Negotiable order of
     withdrawal ("NOW")       1.24     35,157     3.28      1.24     37,005      3.29
    Money market              2.32     68,675     6.41      2.32     62,747      5.58
    Passbook                  2.22    493,317    46.01      2.22    522,671     46.49
    Lease security            2.22     22,200     2.07      2.22     21,031      1.87

    Certificates:        4.07-5.00    344,017    32.09 4.07-5.00    200,635     17.85
                         5.01-6.00     54,104     5.04 5.01-6.00    213,121     18.96
                         6.01-6.82     14,454     1.35 6.01-6.82     19,804      1.76
                                    --------- -------- ---------  --------- ---------
                                      412,575    38.48%             433,560     38.57
                                    --------- --------            --------- ---------
Total deposits                      $1,072,164  100.00%          $1,124,166    100.00%
                                    ========= ========            ========= ---------


    At December 31, 1999 and 1998, the scheduled maturities of certificate accounts were as follows:

                                    1999                      1998
                                    ----                      ----
                              Amount      Percent      Amount      Percent
                          -------------- ----------  ----------- -----------
                                         (Dollars in Thousands)

12 months or less               $353,359      85.65 %   $367,226      84.70%
13 to 36 months                   41,070       9.95       48,220       11.12
37 to 60 months                   18,146       4.40       18,114        4.18
                          -------------- ----------  ----------- -----------
                                $412,575     100.00 %   $433,560     100.00%
                          ============== ==========  =========== ===========

    At December 31, 1999 and 1998, certificate accounts in excess of $100,000, were $52,375,000 and $48,517,000, respectively. The Federal
Deposit Insurance Corporation, an agency of the U.S. Government, generally insures each depositor's savings up to $100,000 through the Bank Insurance Fund.



    Interest expense on deposit balances is summarized as follows for the years ended December 31, 1999, 1998 and 1997:


                                          1999          1998          1997
                                          ----          ----          ----
                                                   (In Thousands)
NOW                                      $     431     $     733     $     880
Money market                                 1,954         2,092         2,549
Passbook                                    10,985        13,011        15,186
Lease security                                 479           482           491
Certificates                                20,325        21,973        20,768
                                     -------------  ------------  ------------

Total interest expense                     $34,174       $38,291       $39,874
                                     =============  ============  ============


NOTE (18)  FHLB-NY ADVANCES

    On December 8, 1998, the Bank borrowed $50.0 million from the FHLB-NY at a fixed rate of 5.62% for ten years. Interest expense on FHLB-NY advances for the years ended December 31, 1999 and 1998 was $2,810,000 and $185,000, respectively. Prior to 1998, the Bank had not borrowed funds for its direct activities since 1984. Pursuant to a blanket collateral agreement with the FHLB-NY, advances are secured by qualifying mortgage loans owned by the Bank in an amount at least equal to 110% of the advances outstanding.


NOTE (19)  RETAINED INCOME, SUBSTANTIALLY RESTRICTED

    In the unlikely event of a complete liquidation of the Bank (and only in such an event) eligible depositors who continue to maintain accounts shall be entitled to receive a distribution from the liquidation account, which was established in connection with the Company's initial public stock offering. The total amount of the liquidation account is decreased if the balances of eligible deposits decrease on the annual determination dates. The balance of the liquidation account was $51,046,000 at December 31, 1999 and $57,358,000 at December 31, 1998.

    The Bank is not permitted to declare or pay a cash dividend on, or repurchase any of its stock if the effect thereof would cause its net worth to be reduced below either (i) the amount required for the liquidation account or (ii) the amount of applicable regulatory capital requirements.

    Retained income at December 31, 1999 and 1998 includes $85,107,000, which has been segregated for federal income tax purposes as a bad debt reserve. Any use of this amount for purposes other than to absorb losses on loans may result in taxable income, under federal regulations, at current rates. The Bank did not recognize any tax bad debt deductions during the years ended December 31, 1999, 1998 and 1997. (See Note 15.)


NOTE (20) COMMITMENTS AND CONTINGENCIES

    Lease Commitments
    The Bank occupies premises covered by noncancellable leases with expiration dates through October 31, 2002 (exclusive of renewal options). Rental expense under these leases for the years ended December 31, 1999, 1998 and 1997 was $276,000, $270,000 and $272,000, respectively. At
December 31, 1999 the projected minimum rental payments (exclusive of possible rent escalation charges and normal recurring charges for maintenance, insurance and taxes) were as follows for the years ended December 31:

                                           Amount
                                       (In Thousands)
                        2000                  $   166
                        2001                      100
                        2002                       50
                        Thereafter                 --
                                      ---------------
                        Total                  $  316
                                      ===============


Loan Commitments

    At December 31, 1999, commitments to originate mortgage loans, all of which were at fixed rates, were $33,123,000 with stated rates ranging from 7.125% to 7.875%. At December 31, 1999, deposit account overdraft lines available were $824,000, with stated rates ranging from 10.00% to 12.00% and unused business lines of credit were $1,000, with a stated rate of 15.00%. At December 31, 1999, there were $130,000 of mortgage loans held-for-sale.

Security Purchase Commitments

    At December 31, 1998, there were no commitments to purchase federal agency securities, equity securities, CMOs or MBS.

Litigation

    The Bank is a defendant in several lawsuits arising out of the normal conduct of business. In the opinion of management and after consultation with legal counsel, the ultimate outcome of these matters is not expected to have a material adverse effect on the Company's results of operations, business operations or the consolidated financial condition of the Company.


NOTE (21)  PENSION PLANS AND OTHER POSTRETIREMENT BENEFIT PLANS

    The Bank sponsors a trusteed non-contributory defined benefit pension plan (the "Pension Plan") covering substantially all of its full-time employees. It is the policy of the Bank to fund current and past service pension costs accrued. In addition, the Bank sponsors a pension benefit restoration plan ("Pension Restore Plan") to provide retirement benefits which would have been provided under the Pension Plan except for limitations imposed by Section 415 and 401(a)(17) of the Internal Revenue Code. Payments under the Pension Restore Plan will be paid out of the general assets of the Bank.

    The Bank's life insurance benefit plan provides for continued coverage for retirees with fifteen years of credited service. The coverage at the time of retirement, or age 65, whichever comes first, is reduced by 20% per year over a five year period to a minimum coverage of $5,000, which remains in force until death. The retiree has the option each time the coverage is reduced to convert all or part of the reduction to whole-life coverage at the retiree's cost. In accordance with SFAS No. 106, costs of postretirement benefits are accrued during an employee's active working career.

    The following tables, which do not reflect curtailment costs due to workforce reductions upon completion of the North Fork merger (See Note 2.), set forth the Bank's benefit obligations, fair values of plan assets and funded status recognized in the Company's consolidated financial statements for the Pension Plan and Pension Restore Plan, as combined, and other postretirement benefit plans at December 31:


                                 Pension Benefits           Other Benefits
                                 ----------------           --------------
                                 1999         1998         1999        1998
                                 ----         ----         ----        ----
                                              (In Thousands)
CHANGE IN BENEFIT OBLIGATION
Balance at beginning of year       $48,101     $47,133     $  1,663   $  1,596
    Service cost                     1,333       1,239           24         24
    Interest cost                    2,775       2,624           96         96
    Amendments                       3,975          --           --         --
    Actuarial (gain)/loss           (4,926)     (1,150)          --         --
    Benefits paid                   (1,769)     (1,745)         (57)      (53)
                               ----------- -----------  ----------- ----------
Balance at end of year             $49,489     $48,101      $ 1,726   $  1,663
                               =========== ===========  =========== ==========

CHANGE IN PLAN ASSETS
Balance at beginning of year       $71,020    $ 63,711   $       -- $       --
    Actual return on plan assets,
    net of expenses                  7,093       9,020           --         --
    Employer contribution               34          34           57         53
    Benefits paid                   (1,769)     (1,745)         (57)      (53)
                                ---------- -----------  ----------- ----------
Balance at end of year             $76,378     $71,020    $      --         --
                                ========== ===========  =========== ==========

Funded status                       26,889      22,919       (1,726)   (1,663)
Unrecognized net asset              (2,431)     (2,885)          --         --
Unrecognized prior service cost      5,139       1,428           --         --
                                ---------- -----------  ----------- ----------
Unrecognized actuarial (gain/
loss)                              (23,450)    (17,658)          --         --
Net amount recognized             $  6,147    $  3,804    $  (1,726)$  (1,663)
                                ========== ===========  =========== ==========

AMOUNTS RECOGNIZED IN THE
    STATEMENT OF FINANCIAL
    POSITION CONSIST OF:
    Prepaid benefit cost          $ 10,457    $  7,917  $        --  $      --
    Accrued benefit liability       (4,310)     (4,113)      (1,726)   (1,663)
    Accumulated other com-
    prehensive income                   --          --           --         --
                                ---------- -----------  ----------- ----------
    Net amount recognized         $  6,147    $  3,804    $  (1,726) $ (1,663)
                                ========== ===========  =========== ==========

    Weighted-average assumptions were as follows as of December 31:


                              Pension Benefits              Other Benefits
                         --------------------------- --------------------------

                          1999      1998      1997     1999      1998    1997
                         -------  --------- -------- --------  --------  ------
Discount rate              6.25%      5.75%    5.75%    8.00%     8.00%   8.00%
Expected return on plan
  asset                    8.00%      8.00%    8.00%      N/A       N/A     N/A
Rate of compensation
  increase                 6.50%      6.50%    6.50%    6.50%     6.50%   6.50%


    The components of net periodic benefit costs were as follows for the years ended December 31:

                                           Pension Benefits        Other Benefits
                                       ------------------------ ---------------------

                                        1999     1998    1997    1999    1998   1997
                                       ------- -------- ------- ------- ------ ------
                                                       (In Thousands)
Service cost                           $ 1,333  $ 1,239 $   998  $   24 $   24 $   24
Interest cost                            2,775    2,624   2,568      96     96     96
Expected return on plan assets          (5,601)  (5,032) (4,167)     --     --     --
Amortization of unrecognized net asset    (454)    (454)   (454)     --     --     --
Amortization of prior service cost         264      145     145      --     --     --
Recognized actuarial (gain/loss)          (626)    (429)   (228)     --     --     --
                                       ----------------------------------------------
Net periodic benefit cost              $(2,309) $(1,907)$(1,138)$   120 $  120 $  120
                                       ==============================================

    The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plan with accumulated benefit obligations (i.e. the Pension Restore Plan) in excess of plan assets were $3,707,000, $3,323,000 and $0, respectively, as of December 31, 1999, and
$4,043,000, $3,544,000 and $0, respectively, as of December 31, 1998.


NOTE (22)  INCENTIVE SAVINGS PLAN

    The Incentive Savings Plan (the "Savings Plan") is a defined contribution and thrift savings plan subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended. Prior to the suspension of the Savings Plan during 1990, all full-time employees were eligible for voluntary participation after one year of continuous service. The Savings Plan continues to earn income on the Savings Plan's investments. The Bank bears the costs of administering the Savings Plan. Effective December 31, 1999, this plan was terminated and the assets will be distributed to participants prior to the February 29, 2000 consummation.

    In connection with the Bank's adoption of an Employee Stock Ownership Plan ("ESOP") during 1990, in order to comply with the limitations set forth by the Internal Revenue Code regarding qualified plans, no further contributions have been made to the Savings Plan. Management has determined to continue the ESOP and that contributions to the Savings Plan will remain suspended indefinitely.


NOTE (23)  STOCK OPTION PLANS

    Effective upon the conversion of the Bank, in 1990, from mutual to stock form of ownership, the Company adopted the Incentive Stock Option Plan (the "Stock Option Plan") and the Option Plan for Outside Directors (the "Directors' Option Plan").

    Stock Option Plan
    -----------------

    Pursuant to the Stock Option Plan, 1,430,000 common stock options (which expire ten years from the date of grant, June 27, 1990) were granted to the executive officers and employees of the Company and its subsidiary, the Bank. Each option entitles the holder to purchase one share of the Company's common stock at an exercise price equal to $10.00 per share (the initial public offering price). Options became exercisable on a cumulative basis in equal installments at a rate of 20% per year commencing one year from the date of grant. Simultaneously with the grant of these options, "limited rights" with respect to the shares covered by the options were granted, however, pursuant to the merger with North Fork, the limited rights were rescinded. During the years ended December 31, 1999, 1998 and 1997, 83,660, 98,046 and 122,646 options granted under the Stock Option Plan were exercised, respectively. At December 31, 1999, the remaining 142,434 options granted under the Stock Option Plan were exercisable.

    Directors' Option Plan
    ----------------------

    Each member of the Board of Directors, who is neither an officer nor an employee of the Company or the Bank, was granted nonstatutory common stock options to purchase 25,000 shares of the common stock. In addition, active Directors Emeritus were each granted nonstatutory common stock options to purchase 10,000 shares of the common stock. In the aggregate, members of the Board of Directors and active Directors Emeritus of the Company were granted options, with limited rights, to purchase 170,000 shares of the common stock of the Company at an exercise price equal to $10.00 per share, the initial public offering price. All options granted, including limited rights attached thereto, under the Directors' Option Plan expire upon the earlier of 10 years following the date of grant or one year following the date the optionee ceases to be a Director. During the years ended December 31, 1999, 1998 and 1997, 40,500, 106,250, and 6,250 options granted under the Directors' Option Plan were exercised. At December 31, 1999, all options granted under the Directors' Option Plan were exercised.

    The 1996 Stock Option Plan
    --------------------------

    The JSB Financial, Inc. 1996 Stock Option Plan (the "1996 Option Plan"), became effective January 1, 1996, subject to stockholder approval, which was obtained on May 14, 1996. The Company reserved 800,000 shares of common stock of the Company for issuance upon the exercise of options. The 1996 Option Plan provides for: (1) the grant of stock options to directors on an annual basis pursuant to a specified formula; (2) the grant of stock options to officers at the discretion of the Employee Benefits Committee of the Bank; (3) if certain events, which are likely to lead to a change in control of the Company or the Bank, should occur, stock options relating to any shares of the Company reserved for issuance that were not previously made subject to options, will be granted to all current directors and officers who were previously granted stock options under the 1996 Option Plan; (4) the grant of limited rights relating to all of the foregoing options, which shall be exercisable only upon a change of control; and (5) the grant of dividend equivalent rights ("DER") relating to all of the foregoing options, which may provide for a cash payment to the optionee upon exercise of the option, based on the difference between the percentage of earnings per share paid by the Company as cash dividends compared to the percentage of earnings per share paid as cash dividends by the twenty-five largest stock owned thrift institutions in the United States, calculated on an annual basis.

    Pursuant to the 1996 Option Plan, each of the Company's Directors, who is neither an officer nor an employee of the Company or the Bank, is granted annually, nonstatutory common stock options to purchase 4,000 shares of the common stock, each active Director Emeritus is granted 2,000 options and individuals who become directors are granted 5,000 options. Options granted under the 1996 Option Plan are granted at an exercise price equal to the market closing price of the Company's common stock on the business day prior to grant. The option period during which an individual granted options may exercise such option will commence six months after the date of grant and will expire no later than ten years from the date of the grant. There were 76,000, 0 and 8,000 options exercised from the 1996 Option Plan during the years ended 1999, 1998 and 1997, respectively. At December 31, 1999, 574,000 of the 716,000 options outstanding under the 1996 Option Plan were exercisable. Effective January 1, 1999, 154,000 options were granted at an exercise of $54.375 per share. As a result of the merger agreement between the Company and North Fork, 142,000 options were granted on August 16, 1999 with exercise prices ranging between $43.5156 and $51.7361. These options, which are not reflected in the tables below (See Note 2), will become exercisable on the earlier of six months from the date of grant or the effective date of the merger.

    The following table presents option transactions summarized for the Company's stock option plans for the years ended December 31, 1997, 1998 and 1999.

                                                                  Weighted
                                                                   Average
                                                     Number of    Exercise
                                                      Shares        Price
                                                   ------------- ------------
Options outstanding at December 31, 1996              764,786        $14.67
1997 Grants                                           175,000         38.48
1997 Forfeitures                                           --            --
1997 Exercises                                       (136,896)        11.45
                                                   ----------

Options outstanding at December 31, 1997              802,890         20.40
1998 Grants                                           164,000         50.06
1998 Forfeitures                                           --            --
1998 Exercises                                       (204,296)        10.00
                                                   ----------

Options outstanding at December 31, 1998              762,594         29.57
1999 Grants                                           296,000         49.32
1999 Forfeitures                                           --            --
1999 Exercises                                       (200,160)        20.37
                                                   ----------

Options outstanding at December 31, 1999              858,434        $38.53
                                                   ==========
Options exercisable at December 31, 1999              716,434        $37.47
                                                   ==========

    The range of exercise prices on options outstanding were $10.00 to $54.38, $10.00 to $50.06, and $10.00 to $47.88, for the years ended
December 31, 1998, 1997 and 1996, respectively. The weighted average remaining contractual life for all stock options outstanding at December 31, 1999 was 6.8 years.

    In accordance with Statement 123, the Company used the Black-Scholes option-pricing model to determine the fair value of the 1999, 1998 and 1997 option grants, using the following weighted average assumptions:


                                          1999          1998          1997
                                          ----          ----          ----
Dividend yield                           3.19%          3.07%         3.63%
Expected violatility                     22.07          20.75         20.93
Risk-free interest rate                   4.65          5.74          6.28
Expected option lives                  4.7 Years      5.7 Years      6 Years

    On a pro forma basis, had compensation expense for the Company's 1996 Stock Option Plan been determined based on the fair value at the grant dates for awards made under that plan, in accordance with the expense method of Statement 123, the Company's net income and earnings per share would have been reduced as follows for the years ended December 31:


                                          1999          1998          1997
                                          ----          ----          ----
Net income (as reported)                 $29,152       $44,388      $37,090
Pro forma net income                     $27,128       $43,378       36,288

Basic EPS (as reported)                    $3.13         $4.53        $3.76
Pro forma Basic EPS                        $2.91         $4.43        $3.68

Diluted EPS (as reported)                  $3.06         $4.41        $3.64
Pro forma Diluted EPS                      $2.85         $4.31        $3.56

    The pro forma results presented above may not be representative of the effects reported in pro forma net income for future years, because Statement 123 was not applied to all outstanding, non-vested awards, as Statement 123 does not apply to awards prior to January 1, 1996.

    The Company recognized $400,000, $270,000 and $73,000 of expense related to the DER for the years ended December 31, 1999, 1998 and 1997, respectively.


NOTE (24)  STOCK PLANS

    Employee Stock Ownership Plan
    -----------------------------

    Since 1990 the Bank has maintained an ESOP. For 1997, 1998 and 1999, the Board of Directors authorized contributions to the ESOP, to purchase shares, based on approximately 6.0% of employees' base salary.

    ESOP benefits generally become 20% vested after each year of credited service, becoming 100% vested after five years of service with the Bank. Forfeited shares are reallocated among participating employees in the same proportion as contributions. Benefits are payable upon death, retirement, early retirement, disability or separation from service and may be payable in cash or stock. The Bank recorded a net expense of $569,000, $574,000 and $566,000 related to the ESOP for the years ended December 31, 1999, 1998 and 1997, respectively. At December 31, 1999, there were no unallocated shares in the ESOP Plan. There were eight and three unallocated shares in the ESOP Plan at December 31, 1998 and 1997, respectively.

    The trustee for the ESOP must vote all allocated stock held in the ESOP trust in accordance with the instructions of the participants. Common stock allocated to participants was 10,913, 12,451 and 15,342 for the years ended December 31, 1999, 1998 and 1997, respectively. The Bank bears the cost of administering the ESOP.

    Directors' Stock Program
    ------------------------

    To further align the outside Directors' interest with those of the Company's stockholders, on December 9, 1997, the Board of Directors of the Company authorized the issuance of up to 20,000 shares of the Company's common stock to the Company's non-employee directors, pursuant to the Jamaica Savings Bank FSB Directors' Stock Program (the "Directors' Stock Program"). Pursuant to the Directors' Stock Program, each year, non-employee Directors of the Bank will receive shares of the Company's common stock having a fair market value equal to approximately one-third of the annual directorship fees during such year. The stock will be issued in lieu of a cash payment of such fees. Shares distributed thereunder will be from the Company's treasury stock. The operation of the Directors' Stock Program is automatic, with the determination of the appropriate number of shares to be issued to each director based on the fair market value of the common stock at the close of business prior to the date of issuance. Directors do not have the option to receive cash rather than stock in payment of the portion of their fees subject to the Directors' Stock Program. During 1999 and 1998, the Company issued 1,656 and 1,800 shares pursuant to this program.


NOTE (25)  BENEFIT RESTORATION PLAN

    The Bank maintains a non-qualified Benefit Restoration Plan (the "Restore Plan"), to compensate participants in the Bank's benefit plans that are limited by Section 415 of the Internal Revenue Code. With certain exceptions, the Restore Plan is unfunded. However, in connection with the ESOP, which entitles participants to shares of the Company's common stock and the Savings Plan, which entitles participants to direct amounts, if any, invested in the Company's stock, the Bank established a trust. The purpose of this trust is to purchase, on an ongoing basis, shares of the Company's common stock to which participants of the Restore Plan are entitled. By establishing this trust, the Bank fixed the amount of cash expended for benefits payable in shares of common stock of the Company or its equivalent cash value at the time of payout. The shares of common stock held by the trust are reflected as contra-equity and additional paid-in capital on the Consolidated Statements of Financial Condition of the Company. At December 31, 1999 and 1998, the trust held 196,823 and 193,723 shares of common stock, respectively, at an aggregate cost of $4,770,000 and $4,477,000, respectively. The expense recognized for the Restore Plan in connection with the ESOP for 1999, 1998 and 1997 was $35,000, $7,000 and $113,000, respectively.


NOTE (26)  FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" ("Statement 107") defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Statement 107 provides limited guidance for calculating fair value estimates when quoted prices are not available, therefore the Company has disclosed the valuation approach and the material assumptions which have been made. The relevance and reliability of the estimates of fair values presented are limited, given the dynamic nature of market conditions, including changes in interest rates, the real estate market, existing borrowers' financial condition and numerous other factors over time.

    The following methods and assumptions were utilized by management to estimate the fair value of each class of financial instruments at December 31, 1999 and 1998:

    Cash and cash equivalents, interest due and accrued: The carrying values approximate fair value because of the short-term nature of these instruments.

    Securities available-for-sale, securities held-to-maturity and other investments: The estimated fair values are based on quoted market prices at the reporting date for those or similar investments, except for FHLB-NY stock, which is reflected at cost.

    Mortgage and other loans: For certain homogeneous categories of loans, such as some residential mortgages and student loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. In addition, it is assumed that one-to four-family fixed rate mortgage loans are FNMA qualifying, and could therefore be packaged into a MBS. The estimated fair value for the remainder of the mortgage and other loan portfolios was computed by discounting the contractual future cash flows at rates offered by the Bank, which approximate market rates, at December 31, 1999 and 1998 on loans with terms similar to the remaining term to maturity and to borrowers with similar credit quality. The estimated fair value of non-performing loans, if material, are calculated on an individual basis, applying a discount commensurate with the credit risk.

    Techniques for estimating fair value are extremely sensitive to the assumptions and estimates used. While management has attempted to use assumptions and estimates which it believes are most reflective of the loan portfolio and the current market, a greater degree of subjectivity is inherent in these values than those determined in formal trading marketplaces. As such, readers are cautioned in using this information for purposes of evaluating the financial condition and/or value of the Company in and of itself or in comparison with any other company.

    Deposits: All deposits, except certificates, are subject to rate changes at any time, and therefore are considered to be carried at fair value. The estimates of fair value for certificates reflect the present value of the contractual future cash flow for each certificate. The present value rates utilized were the rates offered by the Bank (which approximate market rates) at December 31, 1999 and 1998, respectively, on a certificate with an initial term to maturity equal to the remaining term to maturity of the existing certificates.

    FHLB-NY Advances: Fair value estimates are based on discounted contractual cash flows using rates which approximate the rates offered for borrowings of similar remaining maturities.

    Commitments: Commitments to originate loans and purchase securities are derived by applying the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties. For fixed-rate loan commitments, estimated fair value also considers the difference between interest rates on the reporting date and the committed rates. The estimated fair value of lines of credit is based on the fees charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting dates. The commitments existing at December 31, 1999 and 1998, would have been offered at substantially the same rates and under substantially the same terms that would have been offered at December 31, 1999 and 1998 to the counterparties; therefore the estimated fair value of the commitments was zero at those dates.

    The following table presents carrying values and estimated fair values of financial instruments at December 31:

                                             1999                     1998
                                   ------------------------ -------------------------
                                                Estimated                 Estimated
                                    Carrying       Fair       Carrying       Fair
                                      Value       Value        Value        Value
                                   ----------- ------------ ------------ ------------
                                                     (In Thousands)
Financial assets
    Cash and cash equivalents      $    39,488   $   39,488   $  112,849   $  112,849
    Securities available-for-sale       78,460       78,460       83,592       83,592
    Securities held-to-maturity        121,801      120,416      208,457      208,906
    Other investments                   10,833       10,833        8,922        8,922
    Mortgage loans, gross            1,263,821    1,248,932    1,155,358    1,197,873
    Other loans, gross                  19,001       18,946       22,927       22,915
    Interest due and accrued             8,073        8,073        8,773        8,773

Financial liabilities
    Deposits                        $1,072,164   $1,072,784   $1,124,166   $1,126,151
    FHLB-NY advances                    50,000       43,635       50,000       50,249


NOTE (27)  REGULATORY CAPITAL

    The Bank is subject to various regulatory capital requirements established by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighing and other factors. (See also Note 19.)

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum capital amounts and ratios. The most recent notification from the Office of Thrift Supervision ("OTS"), as of March 31, 1998, categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution's "well capitalized" status. The following table sets forth the required ratios, as applicable to the Bank, and amounts and the Bank's actual capital ratios and amounts at December 31:

                                                                      To be Well
                                                                      Capitalized
                                                                      Under Prompt
                                                  For Capital          Corrective
                                 Actual        Adequacy Purposes   Action Provisions
                           ------------------- ------------------  ------------------
                             Amount    Ratio    Amount    Ratio     Amount    Ratio
                           --------- --------- --------- --------  -------- ---------
                                             (Dollars in Thousands)
1999
----
Total risk-based capital
  (to risk weighted assets)  $333,202    25.28% $105,425     8.00 % $131,782    10.00%
Tangible capital (to
  tangible assets)            308,410    20.48    22,592     1.50        N/A       N/A
Tier I leverage (core)
  capital (to adjusted
  tangible assets)            308,410    20.48    45,185     3.00     75,308      5.00

1998
----
Total risk-based capital
  (to risk weighted assets)  $302,663    24.62% $ 98,362     8.00 % $122,953     10.00%
Tangible capital (to
  tangible assets)            276,364    18.25    22,717     1.50        N/A       N/A
Tier I leverage (core)
  capital (to adjusted)
  tangible assets)            276,364    18.25    45,434     3.00     75,723      5.00

The OTS regulatory capital requirements incorporate an interest rate risk ("IRR") component. Savings institutions with "above normal" IRR exposure are subject to a deduction from regulatory capital for purposes of calculating their risk-based capital requirements. Implementation of the IRR component has been delayed by the OTS.

    OTS regulations generally require that institutions deduct from capital their investment in and advances to subsidiaries engaged, as principal, in activities not permissible for national banks, such as real estate development. OTS regulations also require that all equity and direct investments including all loans and advances in which a legally binding commitment existed at April 12, 1989 be deducted from capital for the purposes of computing regulatory capital ratios. As a result of this regulation, the Bank excluded from its regulatory capital $2,623,000 and $4,588,000 at December 31, 1999 and 1998, respectively.

    Distributions charged against an institution's capital accounts, such as, the upstreaming of funds to holding companies are subject to certain limitations under OTS regulations. An institution, such as the Bank, which meets its fully phased-in capital requirements is able to pay dividends to the Company, upon 30 days notice to the OTS, in an amount that would reduce its surplus capital ratio by one-half at the beginning of the year, plus all of its net income determined on the basis of generally accepted accounting principles for that calendar year. The institution must continue to meet all fully phased-in capital requirements after the proposed capital distribution.


NOTE (28)  PARENT ONLY FINANCIAL INFORMATION

    The following condensed statements of financial condition at December 31, 1999 and 1998 and the condensed statements of operations and cash flows for the years ended December 31, 1999, 1998 and 1997, for JSB Financial, Inc. (parent company-only) present the Company's investment in its wholly-owned subsidiary, the Bank, using the equity method of accounting.

                Condensed Statements of Financial Condition
                         December 31, 1999 and 1998
                               (In Thousands)

ASSETS                                                  1999            1998
                                                        ----            ----
Cash and cash equivalents                             $  30,657     $  21,102
Securities held-to-maturity, net (estimated fair
    value of $0 and $39,995, respectively                    --     $  40,000
Other assets, net                                         1,110           410
Investment in subsidiary                                348,651       321,155
                                                   ------------    ----------
    Total Assets                                      $ 380,418     $ 382,667
                                                   ============    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities, net                                      $      30     $      30
Stockholders' equity                                    380,388     $ 382,637
                                                   ------------    ----------
    Total Liabilities and Stockholders' Equity        $ 380,418     $ 382,667
                                                   ============    ==========



                     Condensed Statements of Operations
                      For the Years Ended December 31,
                               (In Thousands)

                                               1999         1998         1997
                                               ----         ----         ----
Interest income                              $  1,822     $  4,596    $  6,080
Other income                                        -        1,087          13
                                             --------   ----------   ---------
    Total income                                1,822        5,683       6,093
                                             --------   ----------   ---------
Expenses                                          892          661         531
                                             --------   ----------   ---------

Income Before Income Taxes and Equity in
    Undistributed Earnings of the Bank            930        5,022       5,562

Provision for Income Taxes                         --        1,542       1,781
                                             --------   ----------   ---------
Income Before Equity in Undistributed
    Earnings of the bank                          930        3,480       3,781
Equity in Undistributed Earnings of the Bank,
    Net of Provision for Income Taxes          28,222       40,908      33,309
                                             --------   ----------   ---------
        Net Income                            $29,152      $44,388     $37,090
                                             ========   ==========   =========



                     Condensed Statements of Cash Flows
                      For the Years Ended December 31,
                               (In Thousands)


Cash flows from operating activities:            1999        1998         1997
                                                 ----        ----         ----
Net income                                    $  29,152   $  44,388   $  37,090
Adjustments to reconcile net income to cash
    provided by operating activities:
Equity in undistributed earnings of the Bank    (28,222)    (40,908)    (33,309)
Decrease (increase) in other assets                (700)        316         (11)
Other                                                89          88          (2)
                                              ---------  ----------  ----------
    Net cash provided by operating activities       319       3,884       3,768
                                              ---------  ----------  ----------

Cash flows from investing activities:
Purchases of securities held-to-maturity        (60,000)   (205,000)   (260,000)
Proceeds from maturities of securities
   held-to maturity                             100,000     235,000     270,000
Principal payments on mortgage loans                  -      15,195          44
Accretion of discount in excess of
    amortization of premium on debt securities        -           -           7
                                              ---------  ----------  ----------
    Net cash provided by investing activities    40,000      45,195      10,051
                                              ---------  ----------  ----------

Cash flows from financing activities:
Cash dividends paid to common stockholders      (16,847)    (15,716)    (13,805)
Payments to repurchase common stock             (17,995)    (31,466)         --
Proceeds upon exercise of common stock
    options                                       4,078       2,041       1,568
                                              ---------  ----------  ----------
    Net cash used by financing activities       (30,764)    (45,141)    (12,237)
                                              ---------  ----------  ----------

Net increase in cash and cash equivalents         9,555       3,938       1,582
Cash and cash equivalents at beginning of year   21,102      17,164      15,582
                                              ---------  ----------  ----------
Cash and cash equivalents at end of year      $  30,657   $  21,102  $    17,164
                                              ---------  ----------  ----------


NOTE (29)  SUBSEQUENT EVENTS

    Subsequent to receiving all required regulatory and stockholder approvals, the merger with North Fork under the terms of the Merger Agreement was consummated on February 29, 2000.





KPMG LLP

INDEPENDENT AUDITORS' REPORT

To The Stockholders  and The Board of Directors of North Fork
Bancorporation, Inc. the successor by merger to JSB Financial, Inc.:

We have audited the accompanying consolidated statements of financial condition of JSB Financial, Inc. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of JSB Financial, Inc. and subsidiary at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1999, in conformity with generally accepted accounting principles.

                                /s/ KPMG LLP

Melville, New York
January 28, 2000
   except Note 29, which is
   as of February 29, 2000




(b)  Pro Forma Financial Information

                          SELECTED HISTORICAL FINANCIAL INFORMATION


    The following tables show selected historical financial information for North Fork and JSB for the three years ended December 31, 1999 and for Reliance for the three years ended June 30, 1999. This information is derived from historical financial statements previously filed by North Fork, JSB and Reliance with the SEC. You should read these summaries together with these financial statements and their accompanying notes. Certain JSB and Reliance financial information has been reclassified to conform with North Fork's financial information.



                               NORTH FORK BANCORPORATION, INC.
                          SELECTED HISTORICAL FINANCIAL INFORMATION
                                         (UNAUDITED)
                     (in thousands, except ratios and per share amounts)


                                                                 YEARS ENDED DECEMBER 31,
                                                              1999          1998        1997
                                                          ------------- ------------------------
CONSOLIDATED SUMMARY STATEMENTS OF INCOME:
  Interest Income.........................................   $817,746      $753,100     $724,424
  Interest Expense........................................    368,440       328,456      326,803
                                                          ----------- - ------------------------
    Net Interest Income...................................    449,306       424,644      397,621
  Provision for Loan Losses (2)...........................      6,000        15,500        8,100
  Non-Interest Income (2) (3).............................     73,017        64,318       59,322
  Other Non-Interest Expense (2)..........................    152,043       146,607      157,182
  Capital Securities Costs ...............................     16,843        16,843        9,235
  Amortization & Write-down of Intangible Assets (2)......      8,408        14,479        7,292
  Merger Related Restructure Charges (2)..................          -        52,452            -
                                                          ----------- - ------------------------
    Income Before Income Taxes............................    339,029       243,081      275,134
  Provision for Income Taxes (2)..........................    118,660        75,106      104,613
                                                          ----------- - ------------------------
    Net Income............................................   $220,369      $167,975     $170,521
                                                          =========== = ========================

SHARE DATA: (4)
  Weighted Average Shares - Basic.........................    135,025       140,706      136,761
  Weighted Average Shares - Diluted ......................    135,865       141,766      139,333
  Common Shares Outstanding at Period-End.................    128,442       141,072      139,478

CONSOLIDATED PER SHARE DATA: (4)
  Net Income - Basic .....................................      $1.63         $1.19        $1.24
  Net Income - Diluted (2)................................      $1.62         $1.18        $1.22
  Cash Dividends (5)......................................      $0.63         $0.65        $0.38
  Dividend Payout Ratio (2)...............................        39%           55%          32%
  Book Value at Period-End................................      $4.82         $5.89        $5.53

CONSOLIDATED BALANCE SHEET DATA AT PERIOD-END:
  Total Assets............................................$12,108,116   $10,679,556  $10,073,632
  Securities:
    Available-for-Sale....................................  3,592,917     2,980,223    2,156,624
    Held-to-Maturity......................................  1,229,703     1,571,545    1,763,308
  Loans, net..............................................  6,617,130     5,714,293    5,739,131
  Allowance for Loan Losses...............................     68,595        71,759       74,393
  Deposits................................................  6,544,750     6,427,622    6,337,939
  Federal Funds Purchased & Securities Sold Under
    Agreements to Repurchase..............................  2,665,200     2,955,096    2,104,036
  Other Borrowings........................................  1,844,000        35,000      449,600
  Capital Securities......................................    199,314       199,289      199,264
  Stockholders' Equity....................................    618,710       831,250      770,889

CONSOLIDATED AVERAGE BALANCE SHEET DATA:
  Total Assets............................................$11,479,539   $10,107,386   $9,557,020
  Securities..............................................  4,799,458     3,835,761    3,783,276
  Loans, net..............................................  6,115,127     5,729,743    5,357,470
  Total Deposits..........................................  6,550,717     6,484,243    6,179,024
  Federal Funds Purchased & Securities Sold Under
    Agreements to Repurchase..............................  2,911,802     2,236,257    1,944,592
  Other Borrowings........................................    847,386       185,783      485,200
  Stockholders' Equity....................................    786,590       837,413      667,211

(1) (A) During the periods presented, the following mergers were accounted for using the pooling-of-interests method of accounting:
        (a) March 1998, New York Bancorp Inc. ("NYB")

    (B) The following mergers were accounted for using the purchase method of accounting:
        (a) June 1998, Amivest Corporation
        (b) December 1997, Superior Savings of New England (formerly Branford Savings Bank)

    North Fork's consolidated results of operations reflect activity of the acquired businesses specified in 1(B) above subsequent to the acquisition dates.

(2) Merger related restructure charges and other special items incurred in the first quarter of 1998 consisted of a $52.5 million merger related restructure charge, an additional $11.5 million loan loss provision, a $6 million write-down of intangible assets, securities losses of $2.5 million, and $1.8 million of other operating expenses (net of $20.7 million in tax benefit). Tax items included a charge of $5 million related to the recapture of bad debt reserve of NYB's banking subsidiary, Home Federal Savings Bank, for state and local tax purposes and a benefit of $20 million, which resulted from a corporate reorganization. Diluted earnings per share and the dividend payout ratio excluding the merger related restructure charge and other special items would have been $1.46 and 45% for the period December 31, 1998.

(3) Includes $4.5 million from interest on a tax settlement received by NYB from the Internal Revenue Service during 1997.

(4) Amounts have been restated to give effect for the 3-for-2 common stock split effective May 15, 1998, the 2-for-1 common stock split effective May 15, 1997, NYB's 4-for-3 common stock split effective July 24, 1997, and NYB's 3-for-2 common stock split effective January 23, 1997.

(5) Cash dividends per share represent North Fork's historical cash dividends.

SEE ACCOMPANYING "SELECTED FINANCIAL RATIOS" PAGE.



                                     JSB FINANCIAL, INC.
                          SELECTED HISTORICAL FINANCIAL INFORMATION
                                         (UNAUDITED)
                     (in thousands, except ratios and per share amounts)


                                                                 YEARS ENDED DECEMBER 31,
                                                              1999          1998        1997
                                                          --------------------------------------
CONSOLIDATED SUMMARY STATEMENTS OF INCOME:
  Interest Income (1).....................................   $111,837      $117,813     $109,611
  Interest Expense........................................     36,984        38,476       39,874
                                                          --------------------------------------
    Net Interest Income...................................     74,853        79,337       69,737
  Provision for Loan Losses ..............................         13            51          648
  Non-Interest Income (1) (2).............................      2,961         5,848       20,060
  Other Non-Interest Expense..............................     26,829        27,458       27,434
                                                          --------------------------------------
    Income Before Income Taxes............................     50,972        57,676       61,715
  Provision for Income Taxes (3)..........................     21,820        13,288       24,625
                                                          --------------------------------------
    Net Income............................................    $29,152       $44,388      $37,090
                                                          ======================================

SHARE DATA:
  Weighted Average Shares - Basic.........................      9,322         9,793        9,858
  Weighted Average Shares - Diluted ......................      9,525        10,074       10,190
  Common Shares Outstanding at Period-End.................      9,381         9,506        9,920

CONSOLIDATED PER SHARE DATA:
  Net Income - Basic .....................................      $3.13         $4.53        $3.76
  Net Income - Diluted....................................      $3.06         $4.41        $3.64
  Cash Dividends..........................................      $1.80         $1.60        $1.40
  Dividend Payout Ratio...................................        59%           36%          38%
  Book Value at Period-End................................     $40.55        $40.24       $37.05

CONSOLIDATED BALANCE SHEET DATA AT PERIOD-END:
  Total Assets............................................ $1,568,040    $1,621,649   $1,535,031
  Securities:
    Available-for-Sale....................................     89,293        92,514       69,888
    Held-to-Maturity......................................    121,801       208,457      352,967
  Loans, net..............................................  1,280,558     1,175,583    1,005,625
  Allowance for Loan Losses...............................      5,930         5,924        5,880
  Deposits................................................  1,096,813     1,149,763    1,141,930
  Other Borrowings........................................     50,000        50,000            -
  Stockholders' Equity....................................    380,388       382,476      367,514

CONSOLIDATED AVERAGE BALANCE SHEET DATA:
  Total Assets............................................ $1,608,797    $1,561,304   $1,534,578
  Securities..............................................    225,528       288,414      464,237
  Loans, net..............................................  1,203,988     1,096,509      912,407
  Total Deposits..........................................  1,137,468     1,148,841    1,151,377
  Other Borrowings........................................     50,000         3,288            -
  Stockholders' Equity....................................    375,797       374,194      348,608

(1) Includes a $3 million recovery of non-accrual interest and late charges and a $1.3 million recovery of prior period expenses on a non performing loan in June 1998.
(2) Includes a $1 million gain from the sale of two of JSB's subsidiaries during 1998.
(3) Includes a $10.7 million benefit resulting from the realignment of an operating subsidiary during 1998.

SEE ACCOMPANYING "SELECTED FINANCIAL RATIOS"  PAGE.



                                   RELIANCE BANCORP, INC.
                          SELECTED HISTORICAL FINANCIAL INFORMATION
                                         (UNAUDITED)
                     (in thousands, except ratios and per share amounts)


                                                                   YEARS ENDED JUNE 30,
                                                              1999          1998        1997
                                                          --------------------------------------
CONSOLIDATED SUMMARY OF OPERATIONS:
Interest Income...........................................   $167,780      $153,980     $133,300
Interest Expense..........................................     93,922        86,112       71,653
                                                          --------------------------------------
  Net Interest Income.....................................     73,858        67,868       61,647
Provision for Loan Losses.................................        650         1,650          950
Non-Interest Income (2)...................................      7,930         7,698        3,401
Other Non-Interest Expense (3)............................     36,400        35,443       39,620
Capital Securities Costs..................................      4,084           716            -
Amortization of Intangible Assets.........................      4,563         4,218        3,404
                                                          --------------------------------------
  Income Before Income Taxes..............................     36,091        33,539       21,074
Provision for Income Taxes................................     15,940        14,810       10,138
                                                          --------------------------------------
  Net Income..............................................    $20,151       $18,729      $10,936
                                                          ======================================

SHARE DATA:
  Weighted Average Shares - Basic.........................      8,467         8,890        8,299
  Weighted Average Shares - Diluted.......................      8,914         9,425        8,724
  Common Shares Outstanding at Period-End.................      8,586         9,565        8,776

CONSOLIDATED PER SHARE DATA:
  Net Income - Basic......................................      $2.38         $2.11        $1.32
  Net Income - Diluted....................................      $2.26         $1.99        $1.25
  Cash Dividends..........................................      $0.78         $0.68        $0.60
  Dividend Payout Ratio...................................        35%           34%          48%
  Book Value at Period-End................................     $19.99        $20.37       $18.54

CONSOLIDATED BALANCE SHEET DATA AT PERIOD-END:
  Total Assets............................................ $2,451,773    $2,485,729   $1,976,764
  Securities:
    Available-for-Sale....................................  1,057,206     1,075,254      748,728
    Held-to-Maturity......................................    284,752       289,448      205,382
  Loans, net..............................................    983,193       978,738      914,503
  Allowance for Loan Losses...............................      9,120         8,941        5,182
  Deposits................................................  1,555,818     1,638,104    1,445,054
  Federal Funds Purchased & Securities Sold Under
    Agreements to Repurchase..............................    313,716       398,070      311,913
  Other Borrowings........................................    338,718       182,136       40,000
  Capital Securities......................................     50,000        50,000            -
  Stockholders' Equity....................................    171,667       194,864      162,670

CONSOLIDATED AVERAGE BALANCE SHEET DATA:
  Total Assets............................................ $2,475,646    $2,178,262   $1,870,026
  Securities..............................................  1,377,068     1,074,358      918,918
  Loans, net..............................................    974,017       966,320      848,060
  Total Deposits..........................................  1,636,607     1,566,625    1,393,655
  Federal Funds Purchased  & Securities Sold Under
    Agreements to Repurchase..............................    276,748       309,618      288,844
  Other Borrowings........................................    309,323        84,920       22,519
  Stockholders' Equity....................................    180,694       183,998      154,030

(1) During October 1997, Reliance completed the Continental Bank mergers accounted for in accordance with the purchase method of accounting. Reliance's consolidated results of operations reflect activity of Continental subsequent to the acquisition date.
(2)   Includes a $1.5 million condemnation award received in September 1997.
(3)   Includes an $8.3 million SAIF recapitalization charge during 1997.

SEE ACCOMPANYING "SELECTED FINANCIAL RATIOS"  PAGE.




              NORTH FORK COMBINED PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)

        The following table is a summary of selected financial information for North Fork, JSB and Reliance on a pro forma combined basis ("North Fork Combined") which is presented as follows:

        (a) the balance sheet information for all periods presented gives effect to the JSB merger as if it had been consummated at the end of the periods presented, and the income statement information for all periods presented gives effect to the JSB merger as if it had been consummated at the beginning of the periods presented; and

        (b) the balance sheet information, as of and for the year ended December 31, 1999, gives effect to the Reliance merger as if it had been consummated at the end of the period, and the income statement information for the year ended December 31, 1999 gives effect to the Reliance merger as if it had been consummated at the beginning of the period.

        The selected pro forma combined year-end balance sheet and income statement information reflects information for North Fork and JSB as of and for their annual reporting periods ended December 31 for each of the periods indicated. Financial information for the year ended December 31, 1999 combine North Fork, JSB and Reliance, with results of Reliance presented to coincide with the reporting period for North Fork. North Fork completed the Reliance merger, which was accounted for as a purchase, on February 18, 2000, and the JSB merger, which was accounted for as a pooling-of-interests, on February 29, 2000.

        We anticipate that each of the JSB and Reliance mergers will result in financial benefits to the combined company, including reduced operating expenses and enhanced opportunities to increase revenue. The pro forma information, while helpful in illustrating the financial characteristics of North Fork Combined under one set of assumptions, does not reflect these anticipated financial benefits.

        The selected pro forma combined financial information has been derived from the historical financial statements of North Fork, JSB and Reliance and the pro forma combined financial statements and related notes included herein. You should read this summary together with these financial statements and their accompanying notes.

        This information is for illustrative purposes only. The companies would likely have performed differently had they always been combined. You should not rely on this information as being indicative of the future results that the combined company will experience after the JSB and Reliance mergers.



                              NORTH FORK BANCORPORATION, INC.
                         NORTH FORK COMBINED FINANCIAL INFORMATION
                                        (UNAUDITED)
                     (in thousands, except ratios and per share amounts)


                                                                YEARS ENDED DECEMBER 31,
                                                              1999         1998        1997
                                                          -------------------------------------
CONSOLIDATED SUMMARY STATEMENTS OF INCOME:
  Interest Income......................................... $1,081,774     $870,913     $834,035
  Interest Expense........................................    496,911      366,932      366,677
                                                          -------------------------------------
    Net Interest Income...................................    584,863      503,981      467,358
  Provision for Loan Losses...............................      6,163       15,551        8,748
  Non-Interest Income.....................................     84,812       70,166       79,382
  Other Non-Interest Expense..............................    215,862      174,065      184,616
  Capital Securities Costs................................     20,929       16,843        9,235
  Amortization & Write-down of Intangible Assets..........     21,404       14,479        7,292
  Merger Related Restructure Charges......................          -       52,452            -
                                                          -------------------------------------
    Income Before Income Taxes............................    405,317      300,757      336,849
  Provision for Income Taxes..............................    151,967       88,394      129,238
                                                          -------------------------------------
    Net Income............................................   $253,350     $212,363     $207,611
                                                          =====================================

SHARE DATA:
  Weighted Average Shares - Basic.........................    170,436      170,085      166,335
  Weighted Average Shares - Diluted.......................    172,731      171,988      169,903
  Common Shares Outstanding at Period-End.................    172,853      169,590      169,238

CONSOLIDATED PER SHARE DATA:
  Net Income - Basic......................................      $1.49        $1.25        $1.25
  Net Income - Diluted....................................      $1.47        $1.23        $1.22
  Cash Dividends..........................................      $0.63       $ 0.65        $0.38
  Book Value at Period-End................................      $7.34        $7.16        $6.73

CONSOLIDATED BALANCE SHEET DATA AT PERIOD-END:
  Total Assets............................................$16,321,060  $12,301,205  $11,608,663
  Securities:
    Available-for-Sale....................................  4,617,876    3,072,737    2,226,512
    Held-to-Maturity......................................  1,659,169    1,780,002    2,116,275
  Loans, net..............................................  8,881,597    6,889,876    6,744,756
  Allowance for Loan Losses...............................     83,570       77,683       80,273
  Deposits................................................  9,188,996    7,577,385    7,479,869
  Federal Funds Purchased & Securities Sold Under
    Agreements to Repurchase..............................  2,921,981    2,955,096    2,104,036
  Other Borrowings........................................  2,308,097       85,000      449,600
  Capital Securities......................................    244,314      199,289      199,264
  Stockholders' Equity....................................  1,267,992    1,213,726    1,138,403

CONSOLIDATED AVERAGE BALANCE SHEET DATA:
  Total Assets............................................$15,557,889  $11,668,690  $11,091,598
  Securities..............................................  6,378,490    4,124,175    4,247,513
  Loans, net..............................................  8,302,740    6,826,252    6,269,877
  Total Deposits..........................................  9,275,080    7,633,084    7,330,401
  Federal Funds Purchased  & Securities Sold Under
    Agreements to Repurchase..............................  3,189,560    2,236,257    1,944,592
  Other Borrowings........................................  1,254,003      189,071      485,200
  Stockholders' Equity....................................  1,335,819    1,211,607    1,015,819



                                  SELECTED FINANCIAL RATIOS
                                         (UNAUDITED)


                                                                       YEARS ENDED
                                                          -------------------------------------
                                                              1999         1998        1997
                                                          -------------------------------------
PERFORMANCE RATIOS:
  Return on Average Total Assets:
    North Fork............................................      1.92%        1.66%        1.78%
    North Fork Combined...................................      1.63%        1.82%        1.87%
  Return on Average Total Stockholders' Equity:
    North Fork............................................     27.05%       20.50%       25.63%
    North Fork Combined...................................     19.03%       18.29%       21.01%
  Total Stockholders' Equity to Total Assets (end of period):
    North Fork............................................      5.11%        7.78%        7.65%
    North Fork Combined...................................      7.77%        9.87%        9.81%
CAPITAL RATIOS:
  Tier 1 Risk-Based Capital:
    North Fork............................................     11.48%       15.19%       15.33%
    North Fork Combined...................................     12.75%       17.26%       17.97%
    Regulatory Minimum Requirement........................      4.00%        4.00%        4.00%
  Total Risk-Based Capital:
    North Fork............................................     12.45%       16.39%       16.58%
    North Fork Combined...................................     13.96%       18.82%       19.11%
    Regulatory Minimum Requirement........................      8.00%        8.00%        8.00%
  Leverage Ratio:
    North Fork............................................      6.84%        9.09%        8.74%
    North Fork Combined...................................      7.70%       10.76%       10.53%
    Regulatory Minimum Requirement........................      4.00%        4.00%        4.00%
ASSET QUALITY DATA:
  Allowance for Loan Losses to Net Loans (end of period):
    North Fork............................................      1.04%        1.26%        1.30%
    North Fork Combined...................................      0.94%        1.13%        1.19%
  Allowance for Loan Losses to Nonperforming Loans
  (end of period):
    North Fork............................................       462%         470%         198%
    North Fork Combined...................................       374%         494%         158%
  Nonperforming Assets to Total Assets:
    North Fork............................................      0.13%        0.17%        0.43%
    North Fork Combined...................................      0.14%        0.16%        0.49%




                      COMPARATIVE PER SHARE DATA
                              (UNAUDITED)

        The following table shows historical per share information about basic and diluted net income, cash dividends and book value for North Fork, for all periods presented and similar pro forma information for North Fork Combined, which includes (a) the Reliance merger, with respect to information for the year ended December 31, 1999, and (b) the JSB merger, with respect to all periods presented. See "Pro Forma Condensed Combined Financial Statements (Unaudited)" pages.

        The information in the following table is based on the historical financial information that North Fork has presented in prior SEC filings. We are incorporating this material into this document by reference. This information is for illustrative purposes only. The companies would likely have performed differently had they always been combined. You should not rely on this information as being indicative of the future results that North Fork Combined will experience after the JSB and Reliance mergers.



                                 COMPARATIVE PER SHARE DATA
                                         (UNAUDITED)


                                                                       AS OF OR FOR THE
                                                                   YEARS ENDED DECEMBER 31,
                                                                 -----------------------------
                                                                  1999       1998       1997
                                                                 -----------------------------
NET INCOME PER SHARE:
Basic:
    North Fork...................................................     $1.63      $1.19      $1.24
    North Fork Combined (1)......................................      1.49       1.25       1.25
Diluted:
    North Fork...................................................     $1.62      $1.18      $1.22
    North Fork Combined (1)......................................      1.47       1.23       1.22
Cash Dividends Declared per Common Share:
    North Fork...................................................     $0.63      $0.65      $0.38
    North Fork Combined (2)......................................      0.63       0.65       0.38
Book Value Per Share at Period End:
    North Fork...................................................     $4.82      $5.89      $5.53
    North Fork Combined (3)......................................      7.34       7.16       6.73

(1) The North Fork Combined pro forma net income per share amounts are calculated by (a) totaling the historical net income of North Fork and JSB, plus Reliance's net income for the year ended December 31, 1999; and (b) dividing the resulting amounts by the average pro forma shares of North Fork Combined, giving effect to the JSB and the Reliance mergers. The average pro forma shares of North Fork Combined equals (a) the historical basic and diluted average shares of North Fork plus (b) the historical basic and diluted average shares of JSB as adjusted for the exchange ratio of 3.0 plus (c) the historical basic and diluted average shares of Reliance, conformed to North Fork's calendar year basis, and adjusted for an exchange ratio of 2.0, less (d) the purchase of North Fork common stock and Reliance common stock equivalents, necessary to effect the Reliance merger.

(2) The North Fork Combined pro forma dividends per share represent North Fork's historical dividends per share.

(3) The book value per share amounts are calculated by dividing historical and North Fork Combined stockholders equity by historical and North Fork Combined common shares outstanding, respectively. The pro forma shares of North Fork Combined are calculated by combining North Fork historical with JSB historical common shares outstanding adjusted for the 3.0 exchange ratio and Reliance historical adjusted for the 2.0 exchange ratio less the purchase of North Fork Common stock necessary to effective to Reliance merger. Stockholders' equity at December 31, 1999 has been adjusted to reflect the pro forma adjustments necessary to affect the JSB and Reliance mergers.




       PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

        The following pro forma condensed combined financial statements are based on the historical financial statements of North Fork, JSB and Reliance, under the assumptions and adjustments set forth in the accompanying notes. The Pro Forma Condensed Combined Balance Sheets give effect to the JSB merger and the Reliance merger as if such transactions had become effective as of December 31, 1999. The Pro Forma Condensed Combined Statements of Income give effect to the JSB merger as if it had become effective as of the beginning of each of the periods for which information is presented and the Reliance merger as if it had become effective as of January 1, 1999. The pro forma information assumes that the JSB merger is accounted for using the pooling-of-interests method of accounting and the Reliance merger is accounted for using the purchase method of accounting.

        Reliance's annual reporting period is as of and for the year ended June 30, whereas North Fork and JSB utilize a calendar year reporting period. Reliance's financial results for twelve months ended December 31, 1999 have been utilized in order to conform to the calendar year reporting period of North Fork.

        The unaudited pro forma condensed combined financial statements should be read in conjunction with and are qualified in their entirety by the historical financial statements, including the notes thereto, of North Fork, JSB and Reliance. Certain JSB and Reliance financial information has been reclassified to conform with North Fork's financial information.

        The unaudited pro forma condensed combined financial statements do not give effect to the anticipated cost savings and revenue enhancement opportunities that could result from the JSB merger or the Reliance merger. The pro forma information is not necessarily indicative of the combined financial position or the results of operations of the companies in the future or of the combined financial position or the results of operations which would have been realized had the mergers been consummated during the periods or as of the dates for which the pro forma information is presented.



                      NORTH FORK BANCORPORATION, INC.
         COMBINED WITH RELIANCE BANCORP, INC. & JSB FINANCIAL, INC.
                PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                                (UNAUDITED)
                             DECEMBER 31, 1999
                           (dollars in thousands)


                                                                                          NORTH
                                                                  PRO         PRO         FORK/
                                        NORTH                    FORMA       FORMA       RELIANCE
                                        FORK       RELIANCE      DEBITS      CREDITS     PRO FORMA
                                      --------------------------------------------------------------
Assets.............................

Cash & Due from Banks..............    $299,946     $40,904     $11,046 6a   $11,046 2a   $324,405
                                                                             $16,445 2c
Money Market Investments...........      63,767      31,499                                 95,266
Securities:
  Available-for-Sale...............   3,592,917     965,042      $1,067 2b   $11,046 6a  4,528,583
                                                                    556 5a   $14,953 2b
                                                                               5,000 5a
  Held-to-Maturity.................   1,229,703     307,665                              1,537,368
                                     ----------------------------------      -------     ---------
    Total Securities...............   4,822,620   1,272,707       1,623       30,999     6,065,951
                                     ----------------------------------      -------     ---------
Loans, net of Unearned Income
  & Fees...........................   6,617,130     999,009                   15,100 5b  7,601,039
  Allowance for Loan Losses........      68,595       9,045                                 77,640
                                     ----------------------------------      -------     ---------
  Net Loans........................   6,548,535     989,964           -       15,100     7,523,399
                                     ----------------------------------      -------     ---------
Premises & Equipment, Net..........      74,740      17,417                                 92,157
Accrued Interest Receivable........      70,578      13,032                                 83,610
Mortgage Servicing Asset...........
Intangible Assets..................      79,151      52,092     315,877 2b   176,376 2d    339,070
                                                                 14,953 2b
                                                                 11,906 2c
                                                                 41,467 4
Other Assets.......................     148,779      60,498       4,539 2c       456 2b    222,805
                                                                  9,683 4        238 5a

    TOTAL ASSETS................... $12,108,116  $2,478,113    $411,094     $250,660   $14,746,663
                                    ================================================================
Liabilities and Stockholders'
  Equity Demand Deposits...........  $1,507,162     $64,198                             $1,571,360
Savings N.O.W. & Money Market
 Deposits..........................   2,965,125     642,190                              3,607,315
Time Deposits......................   2,072,463     841,045                              2,913,508
                                    -----------------------------------     --------    ----------
  Total Deposits...................   6,544,750   1,547,433           -            -     8,092,183
                                    -----------------------------------     --------    ----------
Federal Funds Purchased &
  Securities Sold Under
  Agreements to Repurchase.........   2,665,200     256,781                              2,921,981
Other Borrowings...................   1,844,000     429,197      15,100 5b               2,258,097
Accrued Expenses & Other Liabilities    236,142      18,326           -      51,150 4      305,618
                                    -----------------------------------     --------    ----------
  Total Liabilities................  11,290,092   2,251,737      15,100      51,150     13,577,879
Capital Securities.................     199,314      50,000       5,000 5a        -        244,314
Stockholders' Equity...............
Preferred Stock....................           -           -           -           -              -
Common Stock.......................     362,816         108         108 2d        -        362,816

Additional Paid in Capital.........      33,381     119,494     119,494 2d        -         (4,636)
                                                                 38,017 2b

Retained Earnings..................     677,853     123,195     123,195 2d        -        677,853
Accumulated Other Comprehensive
  Income Unrealized (Losses)/Gains
  on Securities
  Available-for-Sale, net of taxes.     (75,805)    (18,741)                 18,741 2d     (74,876)
                                                                                611 2b
                                                                                318 5a
Deferred Compensation..............     (28,007)     (3,862)          -       3,862 2d     (28,007)
Treasury Stock.....................    (351,528)    (43,818)     11,046 2a   43,818 2d      (8,680)
                                                                            353,894 2b
                                    -----------------------------------     --------    ----------
    Total Stockholders' Equity.....     618,710     176,376     291,860     421,244        924,470
    TOTAL LIABILITIES AND
      STOCKHOLDERS EQUITY           $12,108,116  $2,478,113    $311,960    $472,394    $14,746,663
                                    ==============================================================
SELECTED CAPITAL RATIOS:
Tier 1 Capital Ratio...............      11.48%      17.98%                                  10.81%
Total Risk Adjusted Capital Ratio..      12.45%      18.83%                                  11.77%
Leverage Ratio.....................       6.84%       7.89%                                   6.23%

[CHART CONTINUED]


                                                    PRO         PRO       NORTH
                                                   FORMA       FORMA      FORK
                                        JSB        DEBITS      CREDITS  COMBINED
                                    --------------------------------------------
Assets.............................

Cash & Due from Banks..............    $17,488                             $341,893

Money Market Investments...........     22,000                              117,266
Securities:
  Available-for-Sale...............     89,293                            4,617,876


  Held-to-Maturity.................    121,801                            1,659,169
                                    ----------- ----------    --------   ----------
    Total Securities...............    211,094         -             -    6,277,045
                                    ----------- ----------    --------   ----------
Loans, net of Unearned Income
& Fees.............................  1,280,558                            8,881,597
  Allowance for Loan Losses........      5,930                               83,570
                                    ----------- ----------    --------   ----------
  Net Loans........................  1,274,628         -             -    8,798,027
                                    ----------- ----------    --------   ----------
Premises & Equipment, Net..........     17,912                              110,069
Accrued Interest Receivable........      8,073                               91,683
Mortgage Servicing Asset...........                                               -
Intangible Assets..................          -                              339,070



Other Assets.......................     16,845       6,357 8         -      246,007

                                                         -
    TOTAL ASSETS................... $1,568,040      $6,357           -  $16,321,060
                                    ===============================================
Liabilities and Stockholders'
  Equity Demand Deposits...........    $50,882                           $1,622,242
Savings N.O.W. & Money Market
 Deposits..........................    631,158                            4,238,473
Time Deposits......................    414,773                            3,328,281
                                    ----------- ----------    --------   ----------
  Total Deposits...................  1,096,813           -           -    9,188,996
                                    ----------- ----------    --------   ----------
Federal Funds Purchased &
  Securities Sold Under
  Agreements to Repurchase.........          -                            2,921,981
Other Borrowings...................     50,000                            2,308,097
Accrued Expenses & Other Liabilities    40,839           -      43,223 8    389,680
                                    ----------- ----------    --------   ----------
  Total Liabilities................  1,187,652           -      43,223   14,808,754
Capital Securities.................          -           -           -      244,314
Stockholders' Equity...............
Preferred Stock....................          -           -           -            -
Common Stock.......................        160         160 7a   70,199 7a     1,733
                                                   431,442 10      160 7a
Additional Paid in Capital.........    171,323      70,199 7a  431,442 10   350,155
                                                   173,005 7b
                                                     4,770 7c
Retained Earnings..................    348,693      36,866 8         -      989,680
Accumulated Other Comprehensive
  Income Unrealized (Losses)/Gains
  on Securities
  Available-for-Sale, net of taxes.     37,987                              (36,889)


Deferred Compensation..............     (4,770)          -       4,770 7c   (28,007)
Treasury Stock.....................   (173,005)          -     173,005 7b    (8,680)
                                    ------------------------------------------------
    Total Stockholders' Equity.....    380,388     716,442     679,576    1,267,992
    TOTAL LIABILITIES AND
      STOCKHOLDERS EQUITY           $1,568,040    $716,442    $722,799  $16,321,060
                                    ================================================
SELECTED CAPITAL RATIOS:
Tier 1 Capital Ratio...............      25.32%                               12.75%
Total Risk Adjusted Capital Ratio..      28.01%                               13.96%
Leverage Ratio.....................      21.47%                                7.70%



                                      NORTH FORK BANCORPORATION, INC.
                         COMBINED WITH RELIANCE BANCORP, INC. & JSB FINANCIAL, INC.
                             PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                                (UNAUDITED)
                                    FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (in thousands, except per share amounts)


                                                                                     NORTH
                                                                                     FORK/                NORTH
                                    NORTH               PRO FORMA   ADJUSTMENTS    RELIANCE               FORK
                                     FORK    RELIANCE    DEBITS       CREDITS      PRO FORMA    JSB     COMBINED
                                   --------------------------------------------------------------------------------
Interest Income..................  $817,746  $165,475     $13,284               6b $969,937  $111,837 $1,081,774
Interest Expense.................   368,440    91,487                               459,927    36,984    496,911
                                   --------------------------------------------    --------------------------------
  Net Interest Income............   449,306    73,988      13,284          -        510,010    74,853    584,863
  Provision for Loan Losses......     6,000       150                                 6,150        13      6,163
                                   --------------------------------------------    --------------------------------
  Net Interest Income after
    Provision for Loan Losses....   443,306    73,838      13,284          -        503,860    74,840    578,700
Non-Interest Income..............    73,017     8,834                                81,851     2,961     84,812
Other Non-Interest Expense.......   152,043    36,990                               189,033    26,829    215,862
Capital Securities Costs.........    16,843     4,086                                20,929         -     20,929
Amortization of Intangible Assets     8,408     4,564      12,996      4,564    3    21,404         -     21,404
                                   --------------------------------------------    --------------------------------
  Income before Income Taxes.....   339,029    37,032      26,280      4,564        354,345    50,972    405,317
Provision for Income Taxes.......   118,660    16,136           -      4,649    6   130,147    21,820    151,967
                                   --------------------------------------------    --------------------------------
  Net Income.....................   220,369    20,896      26,280      9,213        224,198    29,152    253,350
                                   ============================================    ================================


Earnings per Share - Basic.......     $1.63     $2.53                                 $1.57     $3.13      $1.49
Earnings per Share - Diluted.....     $1.62     $2.40                                 $1.56     $3.06      $1.47
Weighted Average Shares
  Outstanding Basic..............   135,025     8,270                               142,470     9,322    170,436  9
Weighted Average Shares
  Outstanding Diluted............   135,865     8,693                               144,156     9,525    172,731  9


SEE "NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."



                                      NORTH FORK BANCORPORATION, INC.
                                     COMBINED WITH JSB FINANCIAL, INC.
                             PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                                (UNAUDITED)
                                    FOR THE YEAR ENDED DECEMBER 31, 1998
                                  (in thousands, except per share amounts)



                                                                          PRO FORMA  ADJUSTMENTS  NORTH FORK
                                                   NORTH FORK     JSB       DEBITS     CREDITS     COMBINED
                                                   ---------------------------------------------------------
Interest Income....................................   $753,100   $117,813                          $870,913
Interest Expense...................................    328,456     38,476                           366,932
                                                   ---------------------------------------------------------
  Net Interest Income..............................    424,644     79,337          -           -    503,981
Provision for Loan Losses..........................     15,500         51                            15,551
                                                   ---------------------------------------------------------
  Net Interest Income after Provision for Loan Losses  409,144     79,286          -           -    488,430
Non-Interest Income................................     64,318      5,848                            70,166
Other Non-Interest Expense.........................    146,607     27,458                           174,065
Capital Securities Costs...........................     16,843          -                            16,843
Amortization & Write-down of Intangible Assets.....     14,479          -                            14,479
Merger Related Restructure Charge..................     52,452          -                            52,452
                                                   ---------------------------------------------------------
  Income before Income Taxes.......................    243,081     57,676          -           -    300,757
Provision for Income Taxes.........................     75,106     13,288                            88,394
                                                   ---------------------------------------------------------
  Net Income.......................................    167,975     44,388          -           -    212,363
                                                   =========================================================
Earnings per Share - Basic.........................      $1.19      $4.53                             $1.25
Earnings per Share - Diluted.......................      $1.18      $4.41                             $1.23
Weighted Average Shares Outstanding - Basic........    140,706      9,793                           170,085
Weighted Average Shares Outstanding - Diluted......    141,766     10,074                           171,988

SEE "NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."



                                      NORTH FORK BANCORPORATION, INC.
                                     COMBINED WITH JSB FINANCIAL, INC.
                             PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                                (UNAUDITED)
                                    FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (in thousands, except per share amounts)



                                                                          PRO FORMA  ADJUSTMENTS   NORTH FORK
                                                   NORTH FORK     JSB       DEBITS     CREDITS      COMBINED
                                                   -----------------------------------------------------------
Interest Income....................................   $724,424   $109,611                          $834,035
Interest Expense...................................    326,803     39,874                           366,677
                                                   -----------------------------------------------------------
  Net Interest Income..............................    397,621     69,737          -           -    467,358
Provision for Loan Losses..........................      8,100        648                             8,748
                                                   -----------------------------------------------------------
  Net Interest Income after Provision for Loan Losses  389,521     69,089          -           -    458,610
Non-Interest Income................................     59,322     20,060                            79,382
Other Non-Interest Expense.........................    157,182     27,434                           184,616
Capital Securities Costs...........................      9,235          -                             9,235
Amortization of Intangible Assets..................      7,292          -                             7,292
                                                   -----------------------------------------------------------
  Income before Income Taxes.......................    275,134     61,715          -           -    336,849
Provision for Income Taxes.........................    104,613     24,625                           129,238
                                                   -----------------------------------------------------------
  Net Income.......................................   $170,521    $37,090         $-          $-   $207,611
                                                   ===========================================================
Earnings Per Share - Basic.........................      $1.24      $3.76                             $1.25
Earnings Per Share - Diluted.......................      $1.22      $3.64                             $1.22
Weighted Average Shares Outstanding - Basic........    136,761      9,858                           166,335
Weighted Average Shares Outstanding - Diluted......    139,333     10,190                           169,903

SEE "NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."




                           NOTES TO THE PRO FORMA
                  CONDENSED COMBINED FINANCIAL STATEMENTS

Note (1) Basis of Presentation

               The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the JSB merger become effective at the beginning of each of the periods indicated and the Reliance merger become effective as of January 1, 1999. The pro forma information presented is not necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. North Fork completed the Reliance merger, which was accounted for as a purchase, on February 18, 2000, and the JSB merger, which was accounted for as a pooling-of-interests, on February 29, 2000.

               The JSB merger was accounted for using the pooling-of-interests method of accounting and, as such, the assets and liabilities of JSB will be combined with those of North Fork at their historical values. Accordingly, the financial statements of JSB are combined with the financial statements of North Fork as of the earliest period presented.

               The Reliance merger was accounted for using the purchase method of accounting and, as such, the assets and liabilities of Reliance will be recorded at their estimated fair values. The pro forma financial statements do not reflect adjustments necessary to allocate a portion of the purchase price paid for Reliance to the individual assets and liabilities assumed in the merger. For purposes of the pro forma financial statements, the full amount of the purchase price has been reflected as an intangible asset. Management is currently finalizing the purchase price allocation to Reliance's assets and liabilities. However, these adjustments are not expected to materially impact the pro forma financial statements.

               The Pro Forma Condensed Combined Balance Sheets give effect to the Reliance and JSB mergers as if such transactions had become effective as of December 31, 1999. The Pro Forma Condensed Combined Statements of Income give effect to the JSB merger as if it had become effective as of the beginning of each of the periods for which information is presented and the Reliance merger as if it had become effective as of January 1, 1999.

               Reliance's annual reporting periods are as of and for the year ended June 30, whereas North Fork and JSB utilize a calendar year basis. Reliance's financial results for the year ended December 31, 1999 has been conformed to the calendar year reporting period of North Fork and JSB. Reliance's Statements of Income for the year ended December 31, 1999 was derived by adding the results for the six months ended December 31, 1999, to the year ended June 30, 1999, and removing the results for the six months ended December 31, 1998.


Note (2)

               The terms of the Reliance merger reflect a 18.63 per share purchase price consisting of 2.0 shares of North Fork common stock for each of the 8,479,911 shares outstanding as of December 31, 1999 (reduced by the 402,500 shares of Reliance common stock owned by North Fork). The equivalent number of North Fork shares to be issued is 16,959,822.

               Pro forma adjustments to stockholders' equity at December 31, 1999 to reflect the Reliance merger accounted for in accordance with the purchase method of accounting through:

        (a) The purchase of an additional 694,977 shares of North Fork common stock in order to complete the 8.5 million share purchase program to be used to fund the merger at an average cost of $15.89. As of December 31, 1999, 15,899,948 shares were held by North Fork in treasury stock;
        (b) The issuance of 16,959,822 shares of North Fork's treasury stock (purchased at an average per share cost of $20.87) at $18.625 (the average market price of North Fork common stock for the period August 26, 1999 through September 1, 1999) in exchange for the 8,479,911 outstanding common shares of Reliance based on the exchange ratio of 2.0. This excludes 402,500 shares of Reliance common stock held by North Fork in its available-for-sale portfolio (at an average per share cost of $37.15), which were retired at cost. The unrealized loss on these securities of $1.1 million was reversed against Other Assets and Accumulated Other Comprehensive
               Income;
        (c) A cash payment of $16.4 million net of $4.5 million in related tax benefits, for the satisfaction of all Reliance stock options outstanding at December 31, 1999; and
        (d) The elimination of Reliance's stockholder's equity at December 31, 1999.


Note (3)

               The Reliance purchase transaction if completed at December 31, 1999 would have resulted in an increase in the consolidated intangible assets of $259.9 million. The items that give rise to the increase are detailed below and more fully described in their detailed components in the following notes 3 through 6. The incremental intangible asset will be amortized on a straight-line basis over a 20 year period.

North Fork Common Stock (16,959,822 shares at $18.625 per share)........            $315,877
North Fork Investment in Reliance, at cost (402,500 shares at
  $37.15 per share).....................................................              14,953
Cash Payments for Exercise of Options, net of taxes.....................              11,906
Transaction Costs, net of taxes.........................................              41,466
                                                                                 -------------
                 Total Consideration Paid...............................            $384,202
       Reliance Equity at December 31, 1999.............................             176,376
       Historical Goodwill..............................................             (52,092)
           Reliance Tangible Book Value, as adjusted, at December 31, 1999           124,284
                                                                                 -------------
Net Intangible Asset Recognized in Reliance Acquisition.................            $259,918
                                                                                 -------------


Note (4)

               Transaction costs currently estimated at approximately $41.5 million, net of $9.7 million in related tax benefits, were incurred in connection with the Reliance merger and reflected as part of the purchase price for financial reporting purposes. A summary of the approximate transaction costs is as follows:


TYPE OF COST                                               EXPECTED COSTS
------------                                               --------------
                                                            (IN THOUSANDS)
Transaction Costs..........................................       $6,226
Merger Related Compensation and Severance Costs............       37,360
Facilities and Systems Costs...............................        6,689
Other Merger Related Costs.................................          875
                                                           -------------
Total Pre-Tax Transaction Costs............................       51,150
Less:  Related Tax Benefit.................................     (11,633)
Add:  State and Local Tax Bad Debt Recapture, Net of
  Federal Benefit..........................................        1,950
                                                           -------------
Total Transaction Costs, Net of Taxes......................      $41,467
                                                           =============

               Transaction costs consist primarily of investment banking, legal and other professional fees, and expenses associated with stockholder and customer notifications. Merger related compensation and severance costs consist primarily of employee severance, compensation arrangements, transitional staffing and related employee benefit expenses. Facility and system costs consist primarily of lease termination charges and equipment write-offs resulting from the consolidation of overlapping branch locations, duplicate headquarters and operational facilities. Also reflected are the costs associated with the cancellation of certain data and item processing contracts and the deconversion of Reliance's computer systems. Other merger related costs arise primarily from the application of North Fork's accounting practices to the accounts of Reliance and other expenses associated with the integration of operations. These estimates include all material expenses, however, refinements may occur subsequent to the completion of the Reliance merger.

               The effect of the proposed charge has been reflected in the Pro Forma Condensed Combined Balance Sheet as of December 31, 1999; however, it has not been reflected in the pro forma combined statements of income. Although no assurance can be given, North Fork expects that cost savings will be achieved at an annual rate of approximately $14.9 million on an after tax basis by the end of 2000 as a result of steps to be taken to integrate operations and to achieve efficiencies in certain combined lines of businesses. These anticipated merger related cost savings were determined based upon preliminary estimates. The pro forma financial information does not give effect to these expected cost savings, nor does it include any estimates of revenue enhancements that could be realized as a result of the Reliance merger.


Note (5)

        (A) Reflects the elimination of $5.0 million in Reliance Capital Securities owned by North Fork in its securities available-for- sale portfolio. For purposes of the pro forma adjustments, the unrealized loss on these securities of $556,000 has been reversed against Other Assets and Accumulated Other Comprehensive Income.

        (B) Reflects the elimination of a $15.1 million line of credit issued to Reliance from North Fork in December 1999.


Note (6)

               Treasury shares acquired for purposes of funding the Reliance merger have been acquired and reissued and reflection in the Pro Forma Condensed Combined Financial Statements in accordance with the following assumptions:

        (A) The Pro Forma Condensed Combined Balance Sheets at December 31, 1999 reflect the purchase of the remaining 694,977 shares necessary to fund the transaction at an average cost of $15.89 (see note (2) for more detail). The cash proceeds were obtained from the liquidation of mortgage backed securities held in the available-for-sale portfolio at their carrying values.

        (B) The Pro Forma Condensed Combined Statements of Income assumes that the shares necessary to fund the transaction were acquired and reissued in accordance with the assumptions contained in note (2) above, as of January 1, 1999. The cash proceeds are assumed to have been obtained from the liquidation of $11.0 million of mortgage backed securities held in the available-for-sale portfolio, at December 31, 1999. These securities are assumed to be liquidated at their respective book values and to have a weighted average yield of 7.00% for all periods indicated. North Fork utilized its effective tax rate of 35%, exclusive of merger related restructure charge and special items, for all periods indicated.


Note (7)

        Pro forma adjustments to stockholders' equity, at December 31, 1999, to reflect the merger of JSB:

        (a) The JSB merger accounted for in accordance with the pooling-of-interest method of accounting through the exchange of 28,143,417 shares of North Fork common stock (using an exchange ratio of 3.0) for 9,381,139 actual outstanding shares of JSB;
        (b) The retirement of JSB treasury stock of $173,005,000 (6,618,861 shares with an average cost of $26.14 per share); and
        (c) The retirement of JSB's benefit restoration plan of $4,770,000 (196,823 shares with an average cost of $24.23 per share).

        Pro forma adjustments do not include any shares of North Fork common stock to be received upon consummation of the JSB merger by holders of JSB options.


Note (8)

        A merger and restructuring charge currently estimated at $36.9 million, net of taxes, will be incurred in connection with the JSB merger. This charge reduces diluted earnings per share for the period in which the charge is recognized by approximately $0.21 (based on pro forma diluted weighted average shares outstanding of approximately 172,731,000 for the year ended December 31, 1999). A summary of the approximate merger and restructuring charge, based on North Fork's best estimates, are as follows:


TYPE OF COST                                              EXPECTED COSTS
------------                                              ---------------
                                                           (IN THOUSANDS)
Merger Expenses...........................................        $4,148
Restructuring Charge:
Merger Related Compensation and Severance Costs...........        32,566
Facilities and Systems Costs..............................         5,635
Other Merger Related Costs................................           874
                                                          --------------
Total Pre-Tax Merger and Restructuring Charge.............        43,223
Less:  Related Tax Benefit................................       (13,857)
Add:  State and Local Tax Bad Debt Recapture, Net of
      Federal Benefit.....................................         7,500
                                                          --------------
Total Merger and Restructuring Charge, Net of Taxes.......       $36,866
                                                          --------------

        Merger and restructure charges consist primarily of investment banking, legal and other professional fees, and expenses associated with stockholder and customer notifications. Merger related compensation and severance costs consist primarily of employee severance, compensation arrangements, transitional staffing and the related employee benefits expenses. Facility and system costs consist primarily of lease termination charges and equipment write-offs resulting from the consolidation of overlapping branch locations and duplicate headquarters and operational facilities. Also reflected are the costs associated with the cancellation of certain data and item processing contracts and the deconversion of existing JSB computer systems. Other merger related costs arise primarily from the application of North Fork's accounting practices to the accounts of JSB and other expenses associated with the integration of operations. Refinements to the foregoing estimates may occur subsequent to the completion of the JSB merger.

        The effect of the proposed charge has been reflected in the Pro Forma Condensed Combined Balance Sheet as of December 31, 1999; however, it has not been reflected in the Pro Forma Combined Statements of Income. Although no assurance can be given, North Fork expects that cost savings will be achieved at an annual rate of approximately $13.2 million on an after tax basis by the end of 2000 as a result of steps to be taken to integrate operations and to achieve efficiencies in certain combined lines of business. These anticipated cost savings were determined based upon preliminary estimates. The pro forma financial information does not give effect to these expected cost savings, nor does it include any estimates of revenue enhancements that could be realized as a result of the JSB merger.


Note (9)

        The pro forma weighted average shares outstanding for the year ended December 31, 1999, reflect: (a) an exchange ratio of 2.0 shares of North Fork common stock for each average share of Reliance common stock outstanding during such periods (all Reliance options are assumed to have been settled for cash in accordance with the provisions of the limited rights associated therewith); (b) the assumed purchase of all additional shares not held by North Fork in treasury needed to fund the Reliance transaction; and (c) the reissuance by North Fork of treasury shares necessary to fund the Reliance transaction. The pro forma weighted average shares outstanding for all periods presented reflect the assumed issuance of 3.0 shares of North Fork common stock for each average equivalent share of JSB common stock outstanding during such periods.


Note (10)

        An adjustment to reflect the assumed reduction in the par value of North Fork's common stock from $2.50 to $0.01. Pro forma shares outstanding, inclusive of pro forma shares issued in the JSB merger, total 173,269,939 at December 31, 1999.



(c)  Exhibits

        23.1   Consent of KPMG LLP, Melville, New York.




                                 SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NORTH FORK
                                        BANCORPORATION, INC.


                                     By: /s/ Daniel M. Healy
                                        ------------------------------------
                                        Name:    Daniel M. Healy
                                        Title:   Executive Vice President
                                                 and Chief Financial Officer

Date: April 14, 2000




                               EXHIBIT INDEX



Exhibit
Number                Description
-------               -----------
23.1                  Consent of KPMG LLP, Melville, New York.